EXECUTION COPY

                                                              Page 9 of 64 Pages



                           PURCHASE AND SALE AGREEMENT


                                  BY AND AMONG

                               KOGER EQUITY, INC.,
                              a Florida corporation

                                    AS SELLER


                                       AND


                           AREIF II REALTY TRUST, INC.
                             a Maryland corporation


                                    AS BUYER


                              As of August 23, 2001

                                                             Page 10 of 64 Pages

                           PURCHASE AND SALE AGREEMENT


          THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of the 23rd day of August, 2001, by and among KOGER EQUITY, INC., a Florida corporation (the "Seller"), having an address at 8880 Freedom Crossings Trail, Jacksonville, FL 32256, AREIF II Realty Trust, Inc., a Maryland corporation, or its permitted assigns (the "Buyer"), having an office at 1301 Avenue of the Americas, New York, NY 10019.

                              W I T N E S S E T H:
                               - - - - - - - - - -


                                    ARTICLE I

                           DEFINITIONS AND REFERENCES

          1.1   Definitions. The following terms, as used in this Agreement,
                -----------
have the following meanings and references unless the context is inconsistent therewith:

                "Act of  Bankruptcy"  means any of the following acts by a party
                 ------------------
hereto: (i) applying for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) admitting in writing its inability to pay its debts as they become due; (iii) making a general assignment for the benefit of its creditors; (iv) filing a voluntary petition or commencing a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect); (v) being adjudicated a bankrupt or insolvent; (vi) filing a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts;
(vii) failing to controvert in a timely and appropriate manner, or acquiescing in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect),
(viii) taking any corporate action for the purpose of effecting any of the foregoing or (ix) the entering of an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect)), judgment or decree approving or ordering any of the foregoing which continues unstayed and in effect for a period of sixty (60) consecutive days.

               "Adjustment Date" means 11:59 a.m. on the day immediately
                ---------------
preceding the Closing Date.

               "Adjustment Period" is defined in Section 5.4(d) hereof.
                -----------------

               "Affiliate" means a Person or entity which controls, is in common
                ---------
control with or is controlled by another Person; and for such purpose, "control" of a Person (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the legal power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                                                             Page 11 of 64 Pages

               "Agreement  Date" means the first date upon which this  Agreement
                ---------------
has been executed by Seller and Buyer.

               "Applicable  Laws" shall mean any  applicable  building,  zoning,
                ----------------
subdivision, environmental, health, safety or other governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any Authority or of any insurance boards of underwriters (or other body exercising similar functions).

               "Approved  Lease(s)" means collectively (i) the Leases,  (ii) any
                -------------------
renewals or expansions of the Leases made pursuant to the terms of such Leases and (iii) any other renewal, expansion or new lease made by Seller after the Agreement Date with Buyer's approval as provided in Section 5.5(a)(ix) or for
                                                               ----------
which Buyer's approval is not required under section 5.5(a)(ix).
                                                     ----------

               "Atrium & Pacific  Plaza"  means the  Project  located at the San
                -----------------------
Antonio, Texas, airport, consisting of 2 buildings containing 232,604 rentable square feet, more or less, as described in Exhibit E-1(a).
                                                   ------

               "Austin Center" means the Project in Austin,  Texas consisting of
                -------------
12 buildings containing 440,805 rentable square feet, more or less, as described in Exhibit E-1(b).
           ------

               "Authority" means any governmental,  regulatory or administrative
                ---------
body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, national, federal, state or local.

               "Authorizations"  shall mean all Licenses,  Permits and approvals
                --------------
required by any Authority with respect to the construction, ownership, operation, leasing, maintenance or use of the Property, any Project or any part thereof.

               "Base Allocation" is defined in Section 2.5 hereof.
                ---------------                        ---

               "Birmingham Colonnade" means the Project in Birmingham,  Alabama,
                --------------------
consisting of 5 buildings containing 452,522 rentable square feet, more or less, as described in Exhibit E-1(c).
                        ------

               "Birmingham Colonnade Retail Center" means the Project located in
                ----------------------------------
Birmingham, Alabama, consisting of 7 buildings containing 112,578 rentable square feet, more or less, situated on 16.65 acres, more or less, as described in Exhibit E-1(d).
           ------

               "Break-Up Fee" is defined in Section 11.2(a) hereof.
                ------------                        -------

               "Broker" is defined in Section 8.1 hereof.
                ------                        ---

               "Building" is defined in Section 2.1(b) hereof.
                --------                        ------

               "Business  Day"  means any day other than a  Saturday,  Sunday or
                -------------
other day that banks in the State of New York are not permitted or required to be closed.

                                                             Page 12 of 64 Pages

               "Buyer Financing" is defined in Section 5.6(g) hereof.
                ---------------                        ------

               "Buyer  Indemnification  Claim"  is  defined  in  Section  5.3(b)
                -----------------------------                             ------
hereof.

               "Buyer Indemnitee" is defined in Section 5.3(a) hereof.
                ----------------                        ------

               "Buyer's  Equity  Investment"  means  the  amount  determined  by
                ---------------------------
subtracting (i) the principal amount of Third Party Debt incurred by the Buyer in connection with its acquisition of the Property hereunder from (ii) the sum of (a) $300,000,000.00; (b) any and all additional capital invested by Buyer (or its Affiliates) in connection with the Property (provided that in no event shall any undistributed income or other amounts received with respect to the Project from any and all sources be treated as capital invested by Buyer) and (c) Buyer's Expenses.

               "Buyer's  Expenses"  means all of  Buyer's  actual  out-of-pocket
                -----------------
costs and expenses incurred in connection with the transactions contemplated hereunder including, without limitation, any and all fees and expenses paid by Buyer to the Lender in connection with the Commitments, the Buyer Financing and all other Due Diligence Expenses; provided that such amount will not exceed
                                     --------
Three Million Five Hundred Thousand Dollars ($3,500,000.00);  provided, further,
                                                              --------  -------
Buyer shall use reasonable efforts to ensure that Buyer's Expenses are not duplicative of any costs and/or expenses incurred by Seller in connection with this Agreement, including, without limitation, the cost of procuring the Title Commitments, Survey(s), Environmental Reports, Property Inspection Reports, Zoning Letters and similar due diligence items.

               "CAM Charges" is defined in Section 4.5(a)(iv) hereof.
                -----------                        ----------

               "Cap" is defined in Section 5.4(c) hereof.
                ---                        ------

               "Cash Available for  Distribution"  means the amount by which the
                --------------------------------
Net Cash Flow exceeds the sum of (i) Buyer's Equity Investment and (ii) an amount equal to a fifteen percent (15%) Internal Rate of Return on Buyer's Equity Investment.

               "Cash Payment" is defined in Section 2.2 hereof.
                ------------                        ---

               "Charlotte  Carmel  Office  Park"  means the  Project  located in
                -------------------------------
Charlotte, North Carolina, consisting of 3 buildings containing 322,624 rentable square feet, more or less, as described in Exhibit E-1(e).
                                                   ------

               "Claim" means any action, suit, lawsuit, hearing,  investigation,
                -----
notice of a violation or noncompliance, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

               "Closing"  means the  consummation  of the sale and conveyance of
                -------
the Property by or on behalf of Seller to Buyer, and payment of the Closing Purchase Price by Buyer to Seller, pursuant to Section 4.1 hereof.

               "Closing Commitment" is defined in Section 3.2 hereof.
                ------------------                        ---

                                                             Page 13 of 64 Pages

               "Closing Date" means the date upon which the Closing  occurs,  as
                ------------
set forth in Section 4.1(a) hereof.
                     ------

               "Closing Purchase Price" is defined in Section 2.2 hereof.
                ----------------------                        ---

               "Commitments" is defined in Section 5.6(g) hereof.
                -----------                        ------

               "Commission" is defined in Section 5.1(c) hereof.
                ----------                        ------

               "Contract" means any agreement, contract, commitment, instrument,
                --------
document, certificate or other arrangement or understanding, whether written or oral.

               "County" means with respect to each separate  Property the county
                ------
in which such Property is located.

               "Damages"  means all  damages  (but not  including  consequential
                -------
damages), losses (including any diminution in value), liabilities, payments, amounts paid in settlement, obligations, fines, penalties, costs of burdens associated with performing injunctive relief, and other costs (including reasonable fees and expenses of attorneys, accountants and other professional advisors, and of expert witnesses and other costs of investigation, preparation and litigation in connection with any Claim or threatened Claim) of any kind or nature whatsoever, whether known or unknown, contingent or vested, or matured or unmatured. In calculating "Damages," the dollar amount of any losses will be offset by insurance proceeds received by Buyer, third party indemnification payments received by Buyer, any net tax benefits derived by Buyer and similar payments or benefits actually received by Buyer; and with respect to Damages relating to changes in the Rent Roll, all revenue and expense increases and all revenue and expense decreases will be deemed corresponding, but the net effect thereof will be adjusted reasonably to reflect creditworthiness of tenants and other similar factors.

               "Default Fee" means Ten Million Dollars ($10,000,000).
                -----------

               "Due  Diligence  Expenses"  shall mean any and all  costs,  fees,
                ------------------------
disbursements and expenses incurred by Buyer (or third parties hired or retained by Buyer, including, without limitation, the Lender, engineers, architects, attorneys, and accountants) in connection with their respective due diligence of the Property and each of the Projects, including, without limitation, fees for applications and Commitments from the Lender, the Lender's reasonable attorney's fees, surveys, environmental studies, engineering reports, and appraisals; provided Buyer shall use reasonable efforts to ensure that Buyer's Expenses are not duplicative of any costs and expenses incurred by Seller in connection with this Agreement, including, without limitation, the cost of procuring the Title Commitments, Survey(s), Environmental Reports, Property Inspection Reports, Zoning Letters and similar due diligence items.

               "Environmental   Damages"  shall  mean  all  third-party  Claims,
                -----------------------
Orders, Damages, Liens, costs and expenses of investigation and defense of any Claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, including, without limitation, reasonable attorneys' fees and

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                                                             Page 14 of 64 Pages

disbursements and consultants' fees, any of which arise as a result of the existence of Hazardous Substances upon, about or beneath any Project or migrating or threatening to migrate from any Project, or as a result of the existence of a violation of Environmental Requirements pertaining to any Project.

               "Environmental Reports" means those certain environmental reports
                ---------------------
listed on Exhibit E-6.
                  ---

               "Environmental  Requirements"  shall mean (i) all Applicable Laws
                ---------------------------
of all Authorities and (ii) all judicial, administrative and regulatory decrees, judgments and orders, in each case relating to the protection of human health or the environment from Hazardous Substances, including, without limitation: (a) all requirements thereof, including, without limitation, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances and (b) all requirements pertaining to the protection of the health and safety of employees or the public from Hazardous Substances.

               "Estimated Breach" is defined in Section 5.4(e) hereof.
                ----------------                        ------

               "Estimation Notice" is defined in Section 5.4(e) hereof.
                -----------------                        ------

               "First Offer Term" is defined in Section 12.1 hereof.
                ----------------                        ----

               "Greensboro  South  Office  Park"  means the  Project  located in
                -------------------------------
Greensboro, North Carolina, consisting of 13 buildings containing 688,506 rentable square feet, more or less, as described in Exhibit E-1(f).
                                                            ------

               "Greensboro  Wendover-Wingate Building" means the Project located
                -------------------------------------
in Greensboro, North Carolina, consisting of 1 building containing 89,887 rentable square feet, more or less, as described in Exhibit E-1(g).
                                                            ------

               "Greenville  Roper Mountain  Center" means the Project located in
                ----------------------------------
Greenville, South Carolina, consisting of 9 buildings containing 400,502 rentable square feet, more or less, as described in Exhibit E-1(h).
                                                            ------

               "Greenville  Park Central  Center"  means the Project  located in
                --------------------------------
Greenville, South Carolina, consisting of 3 buildings containing 157,936 rentable square feet, more or less, as described in Exhibit E-1(i).

               "Hazardous Substances" means (i) those substances included within
                --------------------
the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.9601 et seq., the Resource
                                                           -- ---
Conservation  and Recovery Act of 1976, 42  U.S.C.ss.6901 et seq., the Hazardous
                                                          -- ---
Materials  Transportation  Act, 49  U.S.C.ss.1801  et seq., the Toxic  Substance
                                                   -- ---

                                                             Page 15 of 64 Pages

Control Act of 1976,  as amended,  15  U.S.C.ss.2601  et seq. or the Clean Water
                                                      -- ---
Act, 33  U.S.C.ss.1321  et seq.,  and in the  regulations  promulgated  pursuant
                        -- ---
thereto; (ii) those substances listed in the United States Department of Transportation Table (49 CFRss.172.101) or by the Environmental Protection Agency as "hazardous substances," (iii) such other substances, materials and wastes which are regulated, or classified as "pollutants" or "contaminants," or as hazardous or toxic, under Applicable Law, and (iv) any material, waste or substance which is or contains petroleum, asbestos, polychlorinated biphenyls, flammable explosives or radioactive materials.

               "Herein" or "hereof" means this entire Agreement rather than just
                ------      ------
the sentence, paragraph or section in which used.

               "Improvements" is defined in Section 2.1(b) hereof.
                ------------

               "Including,"   "include"  or  "includes"  mean  including  as  an
                ---------
example, without limiting the generality of the description.

               "Indemnified Party" is defined in Section 8.1 hereof.
                -----------------                        ---

               "Indemnifying Party" is defined in Section 8.1 hereof.
                ------------------                        ---

               "Intangibles" is defined in Section 2.1(e) hereof.
                -----------                        ------

               "Internal  Rate  of  Return"  means  the  annual   discount  rate
                --------------------------
equivalent to a compounded quarterly rate which establishes the net present value as of the Closing Date of the Net Cash Flow of Buyer as being equal to the net present value as of the Closing Date of Buyer's Equity Investment. In determining the Internal Rate of Return, the following will apply:

                    (a) all present value calculations will be made as of the Closing Date;

                    (b) Buyer's Equity Investment will be treated as having been invested on the Closing Date;

                    (c) Net Cash Flow will be computed on a monthly basis and will be deemed received by Buyer on the date actually received;

                    (d) Net Cash Flow will be determined prior to application of any federal, state or local income taxation to Buyer (including any withholding or deduction requirements);

                    (e)  all  amounts  will  be   calculated   on  a  compounded
                         quarterly basis, and on the basis of a 360-day year composed of twelve 30-day months; and

                    (f) Internal Rate of Return calculations will use the methodology of Microsoft Excel 2000.

                                                             Page 16 of 64 Pages

               "Knowledge" is defined in Section 5.2 hereof.
                ---------                        ---

               "Land" is defined in Section 2.1(a) hereof.
                ----                        ------

               "Lease(s)" is defined in Section 2.1(d) hereof.
                --------                        ------

               "Lease Proposal" is defined in Section 5.5(a)(ix) hereof.
                --------------                        ----------

               "Lease Schedule" is defined in Section 2.1(d) hereof.
                --------------                        ------

               "Lender" is defined in Section 5.6(g) hereof.
                ------                        ------

               "Liability Threshold" is defined in Section 5.4(b) hereof.
                -------------------                        ------

               "Licenses" is defined in Section 5.1(dd) hereof.
                --------                        -------

               "Lien" means any (a) security interest, lien, mortgage,  pledge,0
                ----
hypothecation, encumbrance, Claim, easement, charge, restriction on transfer or otherwise, or interest of another person of any kind or nature, including any conditional sale or other title retention Contract or lease in the nature thereof; (b) any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute; and (c) any subordination arrangement in favor of another Person.

               "Limited  Liability Company  Agreement" is defined in Section 2.4
                -------------------------------------                        ---
hereof.

               "LLC" is defined in Section 2.4 hereof.
                ---                        ---

               "Loan Commitment" means that certain loan commitment dated August
                ---------------
23, 2001 and executed by Buyer and Lender.

               "Marketing Period" is defined in Section 11.1 hereof.
                ----------------                        ----

               "Material Breach Notice" is defined in Section 5.4(e) hereof.
                ----------------------                        ------

               "Membership Interest" is defined in Section 2.4 hereof.
                -------------------                        ---

               "Miscellaneous  Land Parcels"  shall mean certain  unused parcels
                ---------------------------
without value listed on Exhibit E-2.
                                ---

               "Morgan Stanley" is defined in Section 8.1 hereof.
                --------------                        ---

               "Net Cash Flow" means (i) the aggregate of all cash received with
                -------------
respect to the Projects from any and all sources, including rents, reimbursements, sales proceeds and refinancing proceeds from and after the Closing Date through, with respect to each Project, the date of sale of such Project to a third party purchaser which is not an Affiliate of Buyer, less (ii) the sum of (a) cash expended for the recurring and non-recurring expenses of the Projects, including all operating expenses, any and all fees and expenses paid

                                                             Page 17 of 64 Pages

to Seller under the Property Management Agreement, capital expenditures, taxes (other than income taxes) and fees (including fees paid to Affiliates of Buyer; provided that such fees are on market terms and conditions and are for service(s) customarily provided to the Project, and to similar projects in the surrounding community, in the ordinary course of business) incurred or expended with respect to the Projects and (b) interest and principal payments on the Third Party Debt.

               "NWMLIC" means Northwest Mutual Life Insurance Company.
                ------

               "Offer Period" is defined in Section 12.1 hereof.
                ------------                        ----

               "Offer Price" is defined in Section 12.1 hereof.
                -----------                        ----

               "Option Period" is defined in Section 11.1 hereof.
                -------------                        ----

               "Operating Agreements" is defined in Section 2.1(e) hereof.
                --------------------                        ------

               "Operating  Agreements  Schedule"  is defined  in Section  2.1(e)
                -------------------------------                           ------
hereof.

               "Order" means any writ, decree order, judgment, injunction, rule,
                -----
ruling, lien, voting right, consent of or by an Authority.

               "Permits"  means the  permits  for the use and  occupancy  of any
                -------
portion of any Project, including those described in Schedule S-1.1 (pp).
                                                              -----

               "Permitted  Exceptions"  means those  conditions  of title to the
                ---------------------
Real Property set forth in Schedule S-3.1 hereof.
                                    -----

               "Person" means any individual,  partnership, joint venture, firm,
                ------
corporation, limited liability company, association, trust or other enterprise, or any government or political subdivision or any agency, department or instrumentality thereof.

               "Personalty" is described in Section 2.1(c) hereof.
                ----------                          ------

               "Project" means the separate Property  comprising each of the ten
                -------
(10) commercial developments described in Exhibit E-1.
                                                  ---

               "Property" is defined in Section 2.1(e) hereof.
                --------                        ------

               "Property   Inspection  Reports"  means  those  certain  property
                ------------------------------
inspection reports listed on Exhibit E-7.
                                     ---

               "Property  Management  Agreement"  is  defined  in  Section  10.1
                -------------------------------                             ----
hereof.

               "Purchase Notice" is defined in Section 12.1 hereof.
                ---------------                        ----

               "Purchase Price Allocation" is defined in Section 2.5 hereof.
                -------------------------                        ---

                                                             Page 18 of 64 Pages

               "Real Property" means the Land and the Improvements.
                -------------

               "Rent Roll" is defined in Section 5.1(jj) hereof.
                ---------                        -------

               "Required ROFO Parcels" is defined in Section 12.2 hereof.
                ---------------------                        ----

               "ROFO Offer" is defined in Section 12.1 hereof.
                ----------                        ----

               "ROFO Parcel" is defined in Section 12.1 hereof.
                -----------                        ----

               "Sale Period" is defined in Section 12.1 hereof.
                -----------                        ----

               "San  Antonio  West  Center"  means the  Project  located  in San
                --------------------------
Antonio, Texas, consisting of 27 buildings containing 1,053,814 rentable square feet, more or less, as described in Exhibit E-1(j).
                                            ------

               "Seller's  Expenses" means all of Seller's  actual  out-of-pocket
                ------------------
costs and expenses incurred in connection with the transactions contemplated hereunder, including all costs and expenses of the NWMLIC collateral substitution; provided that such amount will not exceed $4,000,000.

               "Seller Indemnitee" is defined in Section 5.7(a) hereof.
                -----------------                        ------

               "Seller  Indemnification  Claim" is  defined  in  Section  5.7(b)
                ------------------------------                            ------
hereof.

               "Seller's Knowledge" is defined in Section 5.2 hereof.
                ------------------                        ---

               "Seller's  Representatives"  means  Thomas  J.  Crocker,  Drew P.
                -------------------------
Cunningham, Christopher Becker, Thomas Brockwell, Robert E. Onisko, Michael Drielinger, Todd Amara, and each of the General Managers of each of the Projects.

               "Shares"  means  the  Five  Million  Seven  Hundred  Thirty-Three
                ------
Thousand Seven Hundred Seventy Two (5,733,772) shares of the $.01 par value common capital stock of Seller owned by Buyer.

               "SNDA"  means a  Subordination,  Non-Disturbance  and  Attornment
                ----
Agreement in the form required by Lender.

               "Survey" means, with respect to each Project,  the ALTA survey of
                ------
the Project to be prepared by the Surveyor, as set forth in Section 3.1 hereof.

               "Surveyor" means, with respect to each Project, the licensed land
                --------
surveyor to which Seller and Buyer mutually agree.

               "Tax" means any federal,  state, local, or foreign income,  gross
                ---
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment,

                                                             Page 19 of 64 Pages

disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

               "Tax Reduction Proceeding" is defined in Section 13.4(a) hereof.
                ------------------------                        -------

               "Tax Returns" is defined in Section 5.1(gg) hereof.
                -----------                        -------

               "Tenant"  means any  Person  occupying,  or  having  the right to
                ------
occupy, any portion of the Property.

               "Tenant Estoppels" is defined in Section 4.2(e) hereof.
                ----------------                        ------

               "Tenant  Estoppel/SNDA  Threshold  Amount"  is defined in Section
                ----------------------------------------
4.7(c) hereof.
------

               "Tenant  Inducement  Costs"  means  any  out-of-pocket   payments
                -------------------------
required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder to induce the tenant to enter into a Lease, including tenant improvement costs, lease buyout costs and moving, design, refurbishment and club membership allowances (but does not include loss of income resulting from any free rental period).

               "Third Party Debt" means the debt incurred by Buyer in connection
                ----------------
with the acquisition of the Property pursuant to this Agreement, and any refinancing of such debt, in each instance from lenders which are not Affiliates of Buyer.

               "Title Agent" means the agent for the  Underwriter,  by which the
                -----------
Title Commitment and Title Policy will be issued.

               "Title Commitment" means the ALTA Form B (1992, as amended) Owner
                ----------------
(and Lender, if applicable) Marketability Title Insurance Commitment, issued or to be issued to Buyer (and the Lender, if applicable) with respect to the Real Property, as set forth in Section 3.1 hereof, which will include copies of all
                                   ---
matters for which exception is made in Schedule B thereof.

               "Title Defect" means any condition of title to the Real Property,
                ------------
other than a Permitted Exception, which renders title unmarketable, or which materially interferes with the current use of the Real Property.

               "Title  Policy"  means  the ALTA  Form B Owner  (and  Lender,  if
                -------------
applicable) Title Insurance Policy to be issued to Buyer (and Lender, if applicable) pursuant to the Title Commitment, with the creditor's rights exception or exclusion from coverage having been deleted.

               "UCC Reports" is defined in Section 3.1 hereof.
                -----------                        ---

                                                             Page 20 of 64 Pages

               "Underwriter"  means  Lawyers  Title  Insurance   Corporation  or
                -----------
another nationally recognized title insurer acceptable to Buyer, for and upon whom the Title Commitment and Title Policy are to be issued.

               "Zoning  Letters" means those certain  letters  obtained from the
                ---------------
applicable Authority and listed on Exhibit E-8.
                                           ---


                                   ARTICLE II

                                PURCHASE AND SALE

          2.1   Agreement of Purchase and Sale. Subject to the terms and
                ------------------------------
conditions hereinafter set forth, Seller agrees to sell and convey and Buyer agrees to purchase the following:

                    (a) those certain tracts or parcels of land situated in Austin, Texas; San Antonio, Texas; Birmingham, Alabama; Charlotte, North Carolina; Greensboro, North Carolina; and Greenville, South Carolina; together with any Miscellaneous Land Parcels appurtenant thereto, each as more particularly described on Exhibit E-2 attached hereto and made a part hereof;
                           -----------
together with all and singular the rights and appurtenances pertaining to such land, including any easement, right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (collectively, the "Land");
                                                              ----

                    (b) the buildings (each a "Building" and collectively the "Buildings"), structures, fixtures (including, without limitation, all heating,
 ---------
air conditioning, plumbing, lighting, communications, elevator fixtures, inventory and goods) and other improvements on the Land (collectively, the "Improvements");
 ------------

                    (c) all of Seller's right, title and interest in and to all tangible personal property upon the Land and/or within the Buildings, including appliances, furniture, carpeting, draperies and curtains, tools and supplies, machinery, equipment, inventory, plans and specifications, operating manuals, maintenance and other Property records, and other items of personal property (excluding cash, and excluding all computer programs, software and similar items used in connection with the corporate operations of Seller, but not excluding the information on the Seller's computers' hard drive relating exclusively to the operation and management of the Properties), owned by Seller and used primarily in connection with the operation of each Project, including those items described on Exhibit E-3 attached hereto and made a part hereof
                      ------------
(collectively, the "Personalty");
                    ----------

                    (d) all of Seller's right, title and interest in and to all leases, licenses, franchises, and agreements listed and described on Exhibit E-4
                                                                     -----------
relating to the Property (the "Lease Schedule") attached hereto and made a part hereof (including rooftop antennae leases and/or agreements), pursuant to which any portion of the Projects (including, without limitation, parking spaces) is used or occupied by anyone other than Seller (collectively, the "Leases"); and
                                                                 ------

                                                             Page 21 of 64 Pages

                    (e) all of Seller's right, title and interest, if any, in and to all intangible personal property owned by Seller and used primarily in connection with the ownership, operation, leasing, occupancy, or maintenance of the Property or any Project, including all assignable contracts and agreements (collectively, the "Operating Agreements") listed and described on Exhibit E-5
                     ---------------------                           -----------
(the "Operating  Agreements  Schedule")  attached hereto and made a part hereof,
      -------------------------------
relating to the upkeep, repair, maintenance or operation of the Projects, which will extend beyond the Closing Date, including (i) all assignable equipment leases, (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, (iii) all assignable Permits, licenses and approvals, if any, (iv) any logos or symbols used by Seller with respect to the Property, (v) telephone exchange numbers related to the operation of the Projects and (vi) Seller's right, title and interest, if any, in, the trade names, trademarks, servicemarks, copyrights, including "Austin Center," "Birmingham Colonnade," "Charlotte Carmel Office Park," "Greensboro South Office Park," "Greensboro Wendover-Wingate Building," "Greenville Roper Mountain Center," "Greenville Park Central Center," "San Antonio West Center" and "Atrium & Pacific Plaza" and any derivation thereof, and any other name or names by which the Projects are now known or under which the Projects are currently operated by Seller, as those names apply to the Property and including the street addresses currently assigned to the Projects under the current numbering systems of the applicable local governments, but expressly excluding the name "Koger" or any derivative or logo thereof (collectively, the "Intangibles," and together with the Land,
                                    ------------
Improvements,  Personalty and the Leases, the "Property").  Notwithstanding  the
                                               --------
foregoing, Seller will give notice terminating any Operating Agreements designated in writing by Buyer pursuant to Section 4.2(d) hereof.
                                                   ------

          2.2   Purchase  Price.  Seller  agrees  to sell and  Buyer  agrees  to
                ---------------
purchase, on the Closing Date, the Property for a purchase price of (a) Two Hundred Eight Million Two Hundred Fifty-Nine Thousand Six Hundred Forty-Eight and No/100 Dollars ($208,259,648.00 U.S.) (the "Cash Payment"), (b) the Shares
                                                 ------------
and (c) the Membership Interest (collectively with the Shares and the Cash Payment, the "Closing Purchase Price").
              ----------------------

          2.3   Payment of Closing  Purchase Price.  The Closing  Purchase Price
                ----------------------------------
will be paid on the Closing Date by (a) the transfer by Buyer to Seller of the Shares, free and clear of all Claims, Orders and Liens, except those created by Seller, (b) cash in the amount of the Cash Payment, subject to the prorations and adjustments set forth in Section 4.5 hereof. The Cash Payment (as so
                                         ---
adjusted) will be payable in full on the Closing Date by wire transfer of immediately available federal funds to a bank account designated by Seller to Buyer in writing no later than three Business Days prior to the Closing and (c) the transfer by Buyer to Seller of the Membership Interest, free and clear of all Claims, Orders and Liens which will be effectuated by Seller becoming a party to the Limited Liability Company Agreement.

          2.4   Membership Interest. Buyer intends to take and hold title to the
                -------------------
Property in a to-be-formed Delaware limited liability company (such limited liability company, the "LLC"), in which Buyer will be the sole initial member and Seller will be admitted as an additional member at the Closing (Buyer's membership interest in the LLC, the "Membership Interest"). The respective
                                        --------------------
rights and obligations of the Buyer and the Seller in the LLC shall be set forth

                                                             Page 22 of 64 Pages

in  a  limited   liability  company   agreement   ("Limited   Liability  Company
                                                    ----------------------------
Agreement").  The Buyer  will  provide  the Seller  with a draft of the  Limited
---------
Liability Company Agreement within seven days of the date of this Agreement which shall be subject to the approval of the Seller, such approval not to be unreasonably withheld. The Buyer and Seller shall use their best efforts to agree upon the terms of the Limited Liability Company Agreement within twenty-one days of the date of this Agreement. The Limited Liability Company Agreement shall provide (i) that Seller will receive twenty percent (20%) of the Cash Available for Distribution from the Projects, payable monthly in arrears on the twentieth (20th) day of each calendar month, (ii) that in the event of an intentional fraud by Seller by reason of Actual Knowledge of a Seller Representative other than Project General Managers, Seller's interest in the LLC shall terminate, (iii) that Seller may transfer its Membership Interest to an Affiliate of Seller, (iv) tag along and take along provisions, (v) that the Membership Interest will be a non-voting interest and (vi) that Seller will pledge on a non-recourse basis or otherwise subordinate the Membership Interest in connection with the financing contemplated by the Loan Commitment as required by Lender.

          2.5   Purchase Price  Allocation.  Buyer and Seller agree to use their
                --------------------------
reasonable efforts to agree upon an allocation of the Closing Purchase Price within thirty (30) days of the date of this Agreement (the "Base Allocation").
                                                             ----------------
The parties' agreement on the Base Allocation and any adjustments thereto shall be final and binding on all parties and shall be referred to herein as the "Purchase Price Allocation". Buyer and Seller each agree to (i) treat (and cause
 -------------------------
to be treated) the purchase and sale of the Property as (x) part sale of the Property to Seller in consideration for the Closing Purchase Price and (y) part contribution of the Property to LLC in consideration for issuance of the Membership Interest, (ii) report (and cause to be reported) the part sale and part contribution of the Property for all United States federal, state, and local Tax purposes in a manner consistent with such treatment, and (iv) not take (or cause to be taken) any position inconsistent with such treatment and the Purchase Price Allocation.

                                   ARTICLE III

                          TITLE, SURVEY AND INSPECTIONS

          3.1   Title  Commitment  Issuance,  Examination,  Objection  and Cure.
                ---------------------------------------------------------------
Prior to the Agreement Date, Seller has caused, at Seller's expense, (i) the Title Agent to issue to Buyer a Title Commitment with respect to each Project including copies of all recorded documents for which exception is made in Schedule B thereof and searches of Uniform Commercial Code filings in the county and State in which each Project is situated (the "UCC Reports") and (ii) the
                                                    ------------
Surveyor to prepare a Survey of the Real Property of each Project. Buyer has reviewed the Title Commitment(s), Survey(s) and UCC Reports and has accepted the condition of Seller's title subject only to those matters specifically set forth in Schedule S-3.1 hereof (the "Permitted Exceptions").
            -----              --------------------

          3.2   Closing Commitment. At Closing, Seller will cause Title Agent to
                ------------------
issue to Buyer an endorsement to each Title Commitment or a "marked up" duplicate original of each Title Commitment (each, a "Closing Commitment"),
                                                          -------------------

                                                             Page 23 of 64 Pages

reflecting that all requirements of the Title Commitment have been fulfilled or waived and eliminating the "gap exception," the standard ALTA exceptions, any exceptions for Gap Title Defects to which Buyer has timely objected, containing any endorsements required by Lender, and extending the effective date of coverage through recording of the deed of conveyance to Buyer. The Title Policy will be delivered to Buyer (and Lender, if applicable) promptly after Closing.

          3.3   Conveyance of Title. At Closing, Seller will convey and transfer
                -------------------
to Buyer such title to the Property, subject to the Permitted Exceptions, as will enable the Title Company to issue a Title Policy pursuant to each Title Commitment, covering the applicable Property in the full amount of the allocated Closing Purchase Price thereof. Notwithstanding anything contained herein to the contrary, the Property will be conveyed subject to the following matters, which will be deemed to be Permitted Exceptions:

                    (a) the rights of Tenants, as tenants only, under the Approved Leases;

                    (b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date, subject to adjustment as herein provided;

                    (c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

                    (d)  the Permitted Exceptions.

          3.4   Pre-Closing  "Gap"  Title  Defects.  Buyer  may,  at or prior to
                ----------------------------------
Closing, notify Seller in writing of any defect in Buyer's title to the Property (a "Gap Title Defect") either (a) appearing as an exception in the applicable
    -----------------
Title Commitment as of the Agreement Date but not included hereunder as a Permitted Exception, or (b) first raised by the Underwriter, the Title Agent or the Surveyor, or first appearing of record, between the effective date of the Title Commitment and the Closing Date and not permitted by the terms of this Agreement. With respect to any Gap Title Defect set forth in such notice which is in a liquidated dollar amount, Seller will cure such Gap Title Defect, and with respect to any material adverse Gap Title Defect which is not in a liquidated dollar amount, Seller will use reasonable efforts to cure such Gap Title Defect within a period of thirty (30) days after receipt of such notice (but not later than December 14, 2001, or the Closing Date, if earlier, as to which time is of the essence) and Seller will not be required to expend more than $250,000.00 in connection therewith) and Buyer will have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including the Gap Title Defects which Seller is unable to cure and without a reduction of the Closing Purchase Price (and Buyer will have no claim pursuant to Section 5.3 hereof with respect to such Gap Title Defect) or (ii) after Seller's thirty (30) day cure period (but not later than December 14, 2001, or the Closing Date, if earlier, as to which time is of the essence), to terminate this Agreement by sending written notice thereof to Seller, and promptly upon delivery of such notice of termination this Agreement will terminate, subject to Section 13.20 hereof. To the extent necessary for Seller to attempt to cure any such matters, the Closing Date will be extended by a reasonable additional time to effect such a cure, but in no event will the

                                                             Page 24 of 64 Pages

extension be later than December 14, 2001 (time being of essence with respect to such date).


                                   ARTICLE IV

                                     CLOSING

          4.1   Time and  Place.  Except  as  otherwise  provided  in  Section 7
                ---------------                                                -
hereof,  the consummation of the transactions  contemplated  hereby  ("Closing")
                                                                       -------
will be held at the offices of Lender's attorney or such other location as may be agreed to by the parties hereto, beginning at 9:00 a.m. on December 14, 2001; provided, that in the event Seller elects prior to October 31, 2001 to terminate all of its efforts to negotiate, enter into and execute any of the transactions described in Section 11.1 hereof, Closing will occur on the first Business Day
                     ----
that is forty-five (45) days following receipt by Buyer of Seller's written notice of such election.

          4.2   Seller's Obligations at Closing. At Closing, Seller will:
                -------------------------------

                    (a) deliver to Buyer a duly executed special warranty deed, dated as of the Closing Date, in recordable form, conveying the Real Property of each Project, subject only to the Permitted Exceptions, substantially in the form(s) attached hereto as Form F-1 (modified to the extent necessary to comply
                                 ---
with the laws of the jurisdiction in which the applicable Real Property is situated);

                    (b) deliver to Buyer a duly executed bill of sale, dated as of the Closing Date, conveying the Personal Property of each Project, without warranty, expressed or implied, as to merchantability and fitness for any purpose, substantially in the form attached hereto as Form F-2;
                                                           ---

                    (c)  assign  to   Buyer,   and  Buyer   will   assume,   the
landlord/lessor interest in and to the Leases by duly executed Assignment and Assumption Agreement, dated as of the Closing Date, substantially in the form attached hereto as Form F-3, including, without limitation, a
                                ---
cross-indemnification provision whereby, subject to the Liability Threshold and Cap, Seller will indemnify Buyer for Damages accruing under the Leases prior to the Closing Date and Buyer will indemnify Seller for Damages accruing under the Leases on or after the Closing Date;

                    (d) to the extent assignable, assign to Buyer, and Buyer will assume, Seller's interest in the Operating Agreements (other than those which Buyer has notified Seller in writing, not later than thirty (30) days prior to Closing, that Buyer has elected not to assume) and the other Intangibles by duly executed Assignment and Assumption Agreement, dated as of the Closing Date, substantially in the form attached hereto as Form F-4;
                                                                    ---

                    (e) deliver to Buyer (i) such Tenant Estoppels as are in Seller's possession, substantially in the form attached hereto as Form F-5 or on
                                                                       ---
the form  required  by and  otherwise  acceptable  to the  Lender  (the  "Tenant
                                                                          ------
Estoppels"),  and (ii) such  SNDA's as are in  Seller's  possession;  the Tenant
---------

                                                             Page 25 of 64 Pages

Estoppels to be effective as of a date within forty-five (45) days prior to the Closing Date (or such shorter period as may be required by the terms of the Loan Commitment);

                    (f) join with Buyer in a written notice in form and content reasonably satisfactory to Buyer, which Buyer will send to each Tenant under each of the Leases informing such Tenant of the sale of each Project and the Property and of the assignment to Buyer of Seller's interest in, and obligations under, the Leases (including, if applicable, any security deposits), and directing that all rent and other sums payable after the Closing under each such Lease will be paid as set forth in the notice;

                    (g) deliver to Buyer a certificate, dated as of the Closing Date and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date or identifying any representation or warranty which is no longer true and correct and explaining the state of facts giving rise to the change (provided, however, Buyer and Seller acknowledge and agree that any rights Buyer may have in connection therewith shall be subject to the provisions of Section 5.4
                                                                             ---
hereof);

                    (h) deliver to Buyer such evidence as Buyer's counsel and/or the Title Company may reasonably require as to the authority of the Person or Persons executing documents on behalf of Seller;

                    (i) deliver to Buyer an affidavit, dated as of the Closing Date, duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

                    (j) deliver to Buyer an affidavit, dated as of the Closing Date, duly executed by Seller in form and substance reasonably acceptable to the Title Agent for the purpose of deleting the "gap" exception and the standard printed exceptions;

                    (k) deliver to Buyer a closing statement and disbursement schedule duly executed by Seller, dated as of the Closing Date;

                    (l) deliver to Buyer the original (or, if originals are not available, a certified copy) of Leases and Operating Agreements certified as true, complete and correct, and guaranties and warranties, equipment leases, parking agreements and licenses and Permits, if any, in the possession of Seller or Seller's agents, together with all leasing and property files and records related to the ownership, operation, leasing and maintenance of the Property. Buyer, at no expense to Buyer, will cooperate with Seller for a period of two
(2) years after the Closing in case of Seller's need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice will identify the nature of the information sought by Seller), at all reasonable times to examine and make

                                                             Page 26 of 64 Pages

copies of any and all such instruments, files and records delivered to Buyer hereunder, which right will survive the Closing;

                    (m) deliver to Buyer possession and occupancy of the Property, subject only to the Permitted Exceptions;

                    (n) deliver to Buyer, to the extent in the possession of Seller or its property manager, all keys, electronic pass cards or devices to all entrance doors to, and equipment and utility rooms and vault boxes located in, each Project, which keys and electronic pass cards or devices will be properly tagged for identification and which delivery may be accomplished by Seller or its property manager depositing such items in the management office in the Project; and

                    (o) deliver to Buyer a Property Management Agreement, dated as of the Closing Date, for each Project duly executed by Koger Realty Services, Inc., in substantially the form attached hereto as Form F-7;
                                                        ---

                    (p) deliver to Buyer resolutions of the Board of Directors of Seller authorizing the transactions contemplated by this Agreement, together with evidence of approval of the shareholders of Seller, if required pursuant to Seller's organizational documents;

                    (q) deliver to Buyer the written opinion of White & Case LLP, substantially in the form attached hereto as Form F-8, dated as of the
                                                           ---
Closing Date;

                    (r) deliver to Buyer "reliance letters" entitling Buyer to rely upon the environmental and engineering reports prepared for Seller and provided to Buyer prior to the Agreement Date;

                    (s) cause to be filed UCC-3 termination statements, or other similar documents, terminating any and all UCC-1 financing statements, and similar publicly filed financing documents, encumbering the Property, and deliver copies thereof to Buyer;

                    (t) deliver such additional documents as will be reasonably required to consummate the transactions contemplated by this Agreement;

                    (u) join Buyer in execution of the Limited Liability Company Agreement; and

                    (v) deliver to Buyer a certificate executed by a duly authorized officer of Seller certifying that Seller waives any contractual restrictions it may have with respect to Buyer's right to transfer the Shares as provided herein.

          4.3   Buyer's  Obligations  at  Closing.   At  Closing,   Buyer  will:
                ---------------------------------

                    (a) pay to Seller the cash portion of the Closing Purchase Price, in immediately available wire transferred funds pursuant to Section 2.3
                                                                             ---
above;

                                                             Page 27 of 64 Pages

                    (b) either (i) deliver the certificates representing the Shares, free and clear of all Claims, Orders or Liens duly endorsed in blank or accompanied by stock powers duly executed in blank, with signatures(s) guaranteed by a domestic commercial bank or trust company, with all necessary transfer tax and other revenue stamps, acquired at Buyer's expense, affixed and canceled, or (ii) if the Shares are held of record by a financial or other third party institution, irrevocably direct such institution to cause the transfer of the Shares to Seller in accordance with the terms of this Agreement. Buyer agrees to use its reasonable efforts to cure any deficiencies with respect to the endorsement of the certificates representing the Shares or with respect to the stock power accompanying any such certificates.

                    (c)  join  Seller  or  Koger  Realty   Services,   Inc.,  as
applicable,  in execution of the instruments  described in Sections 4.2(c), (d),
                                                                    ------  ---
(f), (k) and (o) above;
---  ---     ---

                    (d) deliver to Seller such evidence as Seller's counsel and/or the Title Company may reasonably require as to the authority of the Person or Persons executing documents on behalf of Buyer;

                    (e) deliver to Seller the written opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., substantially in the form attached hereto as Form F-9, dated as of the Closing Date;
---

                    (f) deliver such additional documents as are reasonably required to consummate the transaction contemplated by this Agreement;

                    (g) deliver to Seller a Limited Liability Company Agreement dated as of the Closing Date, executed by Buyer; and

                    (h) deliver to Seller evidence of the approval of the shareholders of Buyer of the transactions contemplated by this Agreement.

          4.4   Title  Company  Obligations  at Closing.  At Closing,  the Title
                ---------------------------------------
Agent will deliver a copy of the Title Commitment, "marked up" to continue the effective date through recording of the deed of conveyance and to delete the standard and gap exceptions, and otherwise in the form required hereunder.

          4.5   Credits and  Prorations.  Except as otherwise  specifically  set
                -----------------------
forth in this Agreement, ad valorem property taxes and other revenues and expenses of, and impounds, prepayments or deposits affecting or related to, the Property (including rents and other sums due under Leases as hereinafter set forth) will be prorated between Seller and Buyer as of the Adjustment Date, and any security deposits held pursuant to Leases will be paid or credited to Buyer. Ad valorem property taxes, with maximum allowable discount for early payment, if any, will be prorated on the basis of actual taxes for the year of Closing, if known, or otherwise on the basis of ad valorem property taxes for the immediately preceding year. Any Closing proration of taxes will be reprorated at the request of either party when the actual tax bill for the year of Closing is available. Special assessment liens certified, or for which the work has been substantially completed, as of the Closing Date will be paid by Seller, and any other special assessments will be assumed by Buyer.

                                                             Page 28 of 64 Pages

                    (a)  Rent.


                         (i)  Current  Rent.  Rents that have actually been paid
                              -------------
                              to Seller for the month in which Closing occurs will be prorated.

                         (ii) Past Due Rents. With respect to any rents that are
                              --------------
payable for the month in which Closing occurs that have not actually been paid and any past due rents for periods other than the month in which Closing occurs, such rents shall not be prorated or adjusted. Seller may elect to retain the right to collect, sue for and recover such rents, or assign or transfer such past due rents to Buyer in consideration of Buyer's agreement to use good faith efforts to collect such amounts on behalf of Seller and to pay such past due rents to Seller as and when collected; provided, however, that nothing contained herein shall be construed to require Buyer to institute any Action to collect such past due amounts.

                         (iii)Commissions  and  Tenant  Items.  Other  than  the
                              -------------------------------
items set forth in the Rent Rolls,  Schedule 5.1(kk) or Schedule  5.1(h),  Buyer
                                                                  ------
will be responsible for, and will receive no credit toward the Closing Purchase Price with respect to, all real estate commissions, tenant improvement allowances and tenant inducements due for any Approved Leases. Buyer will be responsible for, and will receive no credit toward the Closing Purchase Price with respect to, any rent abatements or other rent concessions which are applicable to that portion of the term of any Lease or Approved Lease which follows the Adjustment Date. With respect to the items set forth in Section 5.1(kk), Schedule 5.1(h) and in the Rent Roll, Seller shall remain responsible
-------
for and shall pay the cost of such items. The foregoing sentence will survive Closing.

                         (iv) CAM  Charges.   If  any  common  area  maintenance
                              ------------
charges ("CAM  Charges")  and/or other  payments due from tenants for any period
          ------------
prior to the Adjustment Date (A) have been billed as of the Adjustment Date based upon an estimated budget and are subject to recalculation and adjustment after the Adjustment Date based upon actual common area maintenance expenses,
(B) have not been billed, and/or (C) if billed, have not been collected by Seller as of the Closing Date, then Buyer promptly will adjust CAM Charges to actual expenses, and upon receiving any CAM Charges and/or other payments (including such adjusted payments) from Tenants will pay over to Seller the proportion of such CAM Charges and/or other payments from Tenants which is due Seller for the period prior to the Adjustment Date. Notwithstanding the foregoing, CAM Charges and/or other payments due from tenants, to the extent ascertainable and payable, will be credited and paid to Seller, on an as collected basis. Buyer will exercise reasonable diligence in the collection of any such amounts and will pay to Seller, within five (5) days after receipt, the amount to which Seller is entitled hereunder. The provisions of this Section 4.5(a) will survive Closing and delivery of the deed of conveyance.
------

                    (b)  Post-Closing Adjustments. Any matters specified in this
                         ------------------------
Section that cannot reasonably be determined and apportioned between Seller and Buyer on the Closing Date will be identified by Buyer and Seller in writing at Closing, and will be subject to final settlement at such time as such matter is finally determined (but in no event later than one hundred eighty (180) days after the Closing Date). Such apportionments will be effective as of the

                                                             Page 29 of 64 Pages

Adjustment  Date. The provisions of this Section 4.5(b) will survive Closing and
                                                 ------
delivery of the deed of conveyance.

          4.6   Closing Costs. Seller will pay (a) the fees of its legal counsel
                -------------
in connection with this transaction, (b) the recording fees and transfer taxes, and any sales tax on Personalty, if applicable, payable by reason of the transfer of the Property, (c) the costs of preparation of the Surveys of, and environmental and engineering reports for each Project prepared for Seller and provided to Buyer prior to the Agreement Date, and (d) the cost of issuing the Title Commitments. Buyer will pay (i) the fees of its legal counsel in connection with this transaction, (ii) other than as set forth in the foregoing subparagraph (c), all costs and expenses related to any due diligence performed by Buyer or on Buyer's behalf at the Property or any financing obtained by Buyer, and (iii) the premium(s) for the Title Policies.

          4.7   Conditions  Precedent  to  Obligation  of Buyer.  Subject to the
                -----------------------------------------------
terms and provisions of Section  5.4(d) and (e) hereof,  the obligation of Buyer
                                 ------     ---
to consummate the transaction hereunder will be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion:

                    (a) All of the representations and warranties of Seller contained in this Agreement will be true and correct in all material respects as of the Closing Date.

                    (b)  Seller  will  have  performed  and  observed,   in  all
material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as Closing Date.

                    (c) Buyer will have received delivery, on or prior to Closing, of Tenant Estoppels and SNDA's from the Tenants identified on Schedule S-4.7(d) and at least 50% (as determined by gross leaseable area) of the remaining Tenants (such amount being referred to herein as the "Tenant
                                                                          ------
Estoppel/SNDA Threshold Amount"). All Tenant Estoppels which are returned by the
------------------------------
Tenants without change or with only changes due to the passage of time (or with typographical revisions or corrections or limited qualifications, including a qualification to the best of Tenant's knowledge except as to (i) the payment of monetary obligations, and (ii) statements that the lease or other documents attached to the Tenant Estoppel are true, complete and correct) or additions or deletions which are either in accordance with the Tenant's Lease (including use of a pre-approved tenant estoppel form attached to such Tenant's Lease) or are properly completed to the reasonable satisfaction of Buyer in accordance with the provisions of this Agreement will be deemed to be acceptable by Buyer. Notwithstanding the foregoing, it is expressly understood and agreed that a failure to deliver sufficient Tenant Estoppels and/or SNDA's to reach the Tenant Estoppel Threshold Amount will be a failure of condition only and will not be a default hereunder. Seller will deliver to Buyer copies of Tenant Estoppels and SNDA's promptly as received prior to Closing; and upon Buyer's request, Seller will deliver to Buyer copies of the Tenant Estoppel and SNDA requests submitted to Tenants.

                                                             Page 30 of 64 Pages

                    (d) There must not be pending or, to the Knowledge of Seller, threatened, any Claim by or before any Authority, arbitrator or mediator seeking to restrain, prohibit or invalidate the transactions contemplated hereby.

                    (e) Lender, pursuant to its right under the first paragraph of the Loan Commitment, shall not have modified the Loan Commitment based upon market reception in a manner which would have a material adverse effect on Buyer (for which purpose Buyer acknowledges that the increase in interest rate margin permitted in the Loan Commitment will not have a material adverse effect on Buyer) and has caused Buyer, pursuant to its right under the Loan Commitment, to terminate the Loan Commitment and receive a refund of its commitment fee thereunder.

          A failure of a condition to Buyer's obligation to close as set forth in the foregoing Sections 4.7(a) or (b) will be governed exclusively by Sections 5.4(d) and (e) hereof; but if a condition to Buyer's obligation to close as set
--------------
forth in the foregoing  Sections  4.7(c),  (d) or (e) is not satisfied,  Buyer's
                                  -------------------
remedy with respect thereto will be to terminate this Agreement, subject to the provisions of Section 13.20 hereof.
                      -----

          4.8   Conditions  Precedent to Obligation of Seller. The obligation of
                ---------------------------------------------
Seller to consummate the transactions contemplated by this Agreement will be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which, other than Section 4.8(a), may be waived by
                                                       ------
Seller in its sole discretion:

                    (a) Seller will have received consent to the transactions contemplated by this Agreement from any lender holding a mortgage on any Project whose consent is required pursuant to the applicable mortgage or related loan documents (a true and correct copy of the unexecuted conditional consent of NWMLIC being attached hereto as Schedule S-4.8(c));
                                         ---------

                    (b) all of the representations and warranties of Buyer contained in this Agreement will be true and correct in all material respects as of the Closing Date;

                    (c) Buyer will have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the Closing Date; and

                    (d) There must not be pending or, to the knowledge of Buyer, threatened, any Claim by or before any Authority, arbitrator or mediator seeking to restrain, prohibit or invalidate the transactions contemplated hereby.

          If a condition  to Seller's  obligation  to close as set forth in this
Section 4.8 is not satisfied, or waived by Seller, Seller's remedy with respect thereto will be to terminate this Agreement, subject to the provisions of
Section 13.20 hereof.
        -----

                                                             Page 31 of 64 Pages

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

          5.1   Representations  and  Warranties of Seller.  Seller hereby makes
                ------------------------------------------
the following representations and warranties to Buyer as of the Agreement Date:

                    (a)  Organization and Authority. Seller has been duly formed
                         --------------------------
and is validly existing under the laws of the State of Florida. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property, including all of the Projects, to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. Seller is qualified to transact its business and is in good standing in each of the jurisdictions where Seller is required to be so qualified in connection with each Project and has all requisite powers and all Authorizations, consents and approvals necessary to carry on its business as now conducted, except where the failure to so qualify or be in good standing or to have the requisite Authorizations, consents and approvals would not have a material adverse effect on the ability of Seller to perform its obligations under this Agreement. No other material consent, approval or authorization is necessary, including, without limitation, the approval by Seller of its stockholders, to the consummation of the transactions contemplated hereby. All consents, approvals, and Authorizations necessary to consummate the transactions contemplated hereby have been obtained. The person signing this Agreement on behalf of Seller is authorized to do so.

                    (b)  Authorization, Execution and Disclosure. This Agreement
                         ---------------------------------------
has been duly authorized by all necessary action on the part of Seller, has been duly executed and delivered by Seller, constitutes the valid and binding agreement of Seller and is enforceable in accordance with its terms. Other than Seller, no other Person has an ownership interest in the Property.

                    (c)  Securities and Exchange Commission Filings.  Seller has
                         ------------------------------------------
furnished or made available to the Buyer a true and complete copy of each report filed by Seller with the Securities and Exchange Commission (the "Commission")
                                                                    ----------
since January 1, 1999, and all material correspondence between the Commission and Seller since such date. None of such documents as of the date it was respectively filed with the Commission contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the documents referred to in the first sentence of this
Section  5.1(c)  (i) fairly  present  in all  material  respects  the  financial
         ------
position of Seller and its subsidiaries as a whole and the results of operations as at and for the respective periods then ended, subject to year-end adjustments with respect to such financial statements which are unaudited; and (ii) have been prepared in accordance with GAAP. Except as set forth in Schedule S-5.1(c)
                                                                        --------
hereof, since the date upon which each of the above referenced reports were filed with the Commission, there has been no material adverse change in the business operations or financial position of Seller.

                                                             Page 32 of 64 Pages

                    (d)  Bankruptcy.  No Act of  Bankruptcy  has occurred and is
                         ----------
continuing with respect to Seller.

                    (e)  Seller  Is  Not a  "Foreign  Person".  Seller  is not a
                         ------------------------------------
"foreign person" within the meaning of Section 1445 of the Internal Revenue Code, as amended (i.e., Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).

                    (f)  No Violation. Except as set forth in Schedule S-5.1(f),
                         ------------                                  --------
the execution, delivery and performance by Seller of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by Seller, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default or event of default under (whether with or without due notice, the passage of time or both), (iii) result in the creation of any Lien upon Seller's assets, including, without limitation, any or all of the Projects pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any third party or Authority pursuant to, the charter or bylaws of Seller or any Applicable Law (including, without limitation, approvals pursuant to the Hart-Scott-Rodino Act), Order or Contract to which Seller or its properties are subject, which could individually or in the aggregate have an adverse effect on title to the Property or any portion thereof or which could interfere in any respect with the consummation by Seller of the transaction contemplated by this Agreement. Seller has complied with all Applicable Laws in connection with the execution, delivery and performance of this Agreement, the agreements contemplated hereby and the transactions contemplated hereby and thereby.

                    (g)  Pending  Claims.   Except  as  set  forth  in  Schedule
        1                         ---------------
S-5.1(g)  hereof,  there are no Claims  pending or, to the  Knowledge of Seller,
---------
threatened against the Property or Seller that (i) in any manner raise any question affecting the validity or enforceability of this Agreement, any agreements affecting or pertaining to the Property, any agreement or instrument to which Seller is a party or by which it is bound and any agreement contemplated by this Agreement, (ii) could materially and adversely affect the business, financial position or results of operations of the Property or any of the Projects, (iii) could materially and adversely affect the ability of Seller to perform its obligations hereunder or under any document to be delivered pursuant hereto, (iv) could create a Lien on the Property or any of the Projects or any part thereof or interest therein or (v) could otherwise materially and adversely affect the Property or any of the Projects, any part thereof or interest therein or the use, operation, condition or occupancy thereof.

------------------------
1         The Seller shall remain  responsible for litigation listed on Schedule
          S-5.1(g).
          --------

                                                             Page 33 of 64 Pages

                    (h)  Leases.  Seller  is  the  lessor  or  landlord  or  the
                         -------
successor lessor or landlord under the Leases. Seller has delivered true, correct and complete copies of each Lease, including all amendments thereto, to Buyer. Except as set forth on the Lease Schedule, there are no parties in possession of any Project, the Property or any portion thereof, except for the tenants under the Leases. There are no other leases or occupancy agreements to which Seller is a party affecting the Property or any Project other than the Leases as set forth on the Lease Schedule. Except as set forth on Schedule S-5.1(h), Seller has received no written notice of any intention by any tenant
--------
under a Lease to (i)  cancel or  terminate  the same or (ii)  vacate  all or any portion of such tenant's leased premises. To the extent that any of the Leases call for security, such security remains on deposit with Seller in accordance with all Applicable Laws and has not been applied towards any payment due under said Leases except as set forth on Schedule S-5.1(h). Except as set forth in
                                               --------
Schedule   5.1(h),   Seller  has  not  received  any  advance  rent  or  advance
           ------
compensation under any of said Leases in excess of one month. To Seller's Knowledge, no party is in default under any Lease except as set forth on Schedule S-5.1(h). To Seller's Knowledge, Seller has performed all obligations
         --------
required  of it  under  all  of the  Leases  and  there  remain  no  unfulfilled obligations of Seller under the Leases, the nonperformance of which could entitle a tenant to damages under such Lease or could cause Seller to be in default under such Lease. Except as shown on the Lease Schedule, (i) no Lease has been modified, altered or amended in any respect, (ii) no tenant has the right to cancel or terminate its lease, to renew or extend its lease, or to expand or contract the leased premises covered thereby and (iii) no tenant has any interest in the Property other than the leasehold possessory interest set forth in such tenant's lease. Except as shown on Schedule S-5.1(h), no tenant
                                                            --------
has given written notice to Seller of (x) its intention to institute any Claim with respect to any Lease and (y) any dispute regarding any CAM Charges billed to such tenant. Except as set forth on the Lease Schedule or Schedule S-5.1(h),
                                                                       --------
no tenant or occupant is entitled to any rebates, allowances, concessions, free rent or rent abatement for any period after the consummation of the transaction contemplated hereby. To Seller's Knowledge, each of the Leases is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding and enforceable obligation of the tenant thereunder. To Seller's Knowledge, each tenant has accepted the premises covered by its Lease and is in possession of such premises in accordance with its Lease. Except as set forth on the Lease Schedule or Schedule S-5.1(h), all initial
                                                          --------
installation work, if any, required of Seller has been fully performed, paid for and accepted by the tenant. Except as set forth on Schedule S-5.1(h), to
                                                                   --------
Seller's Knowledge, no tenant has any pending Claim, offsets or counterclaims against Seller which, if successfully asserted, would reduce the rent payable under such tenant's lease or result in the cancellation or termination thereof. There are no unperformed obligations to provide any tenant with any work and/or services, including, without limitation, painting, repair, alteration, carpeting,  appliances  or other  equipment or work of any kind under any Lease, except as set forth on  Schedule  S-5.1(h).  All of the Leases are the result of
                                  -------
arms-length negotiations between the parties thereto. To Seller's Knowledge, none of the rents or other charges billed to, or collected from, any tenant under the Leases violates any Applicable Laws to which Seller is subject. None of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered by Seller except for any assignments, pledges or encumbrances which will be fully released on or before the Closing Date.

                                                             Page 34 of 64 Pages

                    (i)  No  Property  Violations.  Except  as set  forth in the
                         ------------------------
Property Inspection Reports, to Seller's Knowledge, each Project complies in all material respects with all Applicable Laws. To Seller's Knowledge, Seller is not in default or violation of any order, writ, injunction, decree or demand of any Authority. Except as set forth on Schedule S-5.1(i), Seller has not received any
                                           --------
written notification from any Authority (i) that any Project is in violation of any applicable fire, health, building, use, occupancy or zoning laws or (ii) that any work is required to be done upon or in connection with any Project in order to comply with such laws.

                    (j)  Condemnation. Except as set forth in Schedule S-5.1(j),
                         ------------                                  --------
no condemnation or similar proceedings relating to any Project is pending or, to Seller's Knowledge, threatened. Except as set forth in Schedule S-5.1(j), Seller has no Knowledge of any change or proposed change in (i) the route, grade or width of, or otherwise affecting, any street, creek or road adjacent to or serving any Project or (ii) the existing zoning and/or land use restrictions affecting any Project.

                    (k)  Insurance.  Seller has obtained and  delivered to Buyer
                         ---------
copies of all insurance policies covering each Project and the Property. No Claims are outstanding under any such policy, and neither Seller, nor to Seller's Knowledge any other person, has done, by act or omission, anything which would impair coverage of any such policy. All of Seller's insurance policies are valid and in full force and effect and Seller has complied in all material respects with all requirements of the insurance carriers of such insurance policies. Except as set forth in Schedule S-5.1(k), Seller has not
                                                       --------
received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Property or any Project, or any part or component thereof that would materially and adversely affect the insurability of the Property, any Project, or cause any material increase in the premiums for insurance for the Property or any Project that have not been cured or repaired.

                    (l)  Utilities.  Each Project is served by all utilities and
                         ---------
utility facilities necessary to serve the current use and occupancy of such Project. Except as set forth on the Survey(s), to Seller's Knowledge, all utilities required for the operation of each Project either enter each such Project through adjoining streets, or they pass through adjoining land, in accordance with valid public easements or irrevocable private easements. To Seller's Knowledge, all of said utilities are in compliance with all Applicable Laws and all installation and connection charges therefor have been paid in full.

                    (m)  Curb  Cuts.  Except as set forth on the  Survey(s),  to
                         ----------
Seller's Knowledge, all curb cut street opening permits or licenses required for vehicular access to and from each Project from any adjoining public street have been obtained and paid for and are in full force and effect.

                    (n)  No  Special  Taxes.  Except  as set  forth in  Schedule
                         ------------------
S-5.1(n), Seller has no Knowledge of, nor has it received any written notice of, any special taxes or assessments relating to the Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

                    (o)  Title  To Real  Property.  Except  as set  forth in the
                         ------------------------
Title Commitments, Seller is the sole owner of fee simple absolute title to the Real Property.

                                                             Page 35 of 64 Pages

                    (p)  Personalty.  All of the  Personalty  being  conveyed by
                         ----------
Seller hereunder is free and clear of all Liens except for those Liens which will be discharged by Seller at Closing, and Seller has good and merchantable title thereto and the right to convey the same in accordance with the terms of this Agreement. Except as set forth on Schedule S-5.1(p) hereto, none of the
                                                  --------
Personalty is leased.

                    (q)  Operating Agreements. There are no management, service,
                         --------------------
supply, or maintenance, employment or other contracts in effect with respect to the Property of any nature whatsoever, written or oral, other than the Operating Agreements listed on the Operating Agreements Schedule. Seller has performed all of its obligations under each of the Operating Agreements in all material respects and, to Seller's Knowledge, no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the Operating Agreements. To Seller's Knowledge, all other parties to the Operating Agreements have performed all of their obligations thereunder in all material respects, and are not in default thereunder in any material respect. Seller has received no written notice of any intention by any of the parties to any of the Operating Agreements to cancel or terminate the same. Seller is not a party to any other agreement or instrument or subject to any other restriction which would materially and adversely affect any Project.

                    (r)  Employment  Matters.  Neither Seller nor its management
                         -------------------
company, if any, is a party to any oral or written employment contracts or agreements, including, without limitation, with any property level employees, with respect to any Project which would in any way be binding on Buyer or any such Project.

                    (s)  Historical   Districts.   To  Seller's  Knowledge,   no
                         ----------------------
Project, nor any portion of any Project, is listed in any national, state or local register of historic places or areas.

                    (t)  Hazardous  Substances.  Neither Seller nor, to Seller's
                         ---------------------
Knowledge, any previous owner, tenant, occupant or user of any Project or any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of any Project or any portion thereof, for the purpose of, or in any way involving, the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, under, in or about any such Project in violation of any Applicable Laws. Except as set forth in the Environmental Reports, to Seller's Knowledge, no Hazardous Substances have migrated from or to any Project upon, about, or beneath other properties in violation of any Environmental Requirements. To Seller's Knowledge, no Project nor any Project's existing or prior uses fail or failed to materially comply with Environmental Requirements. Seller has no Knowledge of any permits, licenses or other Authorizations which are required under any Environmental Requirements with regard to the current uses of any Project which have not been obtained and complied with. To Seller's Knowledge, neither Seller nor any prior owner, occupant or user of any Project has received any written notice concerning any past or present alleged violation of or non-compliance with Environmental Requirements in connection with any such Project or any liability for Environmental Damages in connection with any such Project for which Seller (or Buyer after Closing) may be liable. Except as set forth in the Environmental Reports, to Seller's Knowledge, no Hazardous Substances are constructed, deposited, stored or otherwise located on, under, in

                                                             Page 36 of 64 Pages

or about any Project in violation of any Environmental Requirements. There exists no Claim, pending, or to Seller's Knowledge, threatened, relating to any alleged violation of Environmental Requirements on any Project, or from the suspected presence of Hazardous Substances thereon, or relating to any Environmental Damages. Except as set forth in the Environmental Reports, to Seller's Knowledge, no underground or above ground chemical treatment or storage tanks, or gas or oil wells, are found at any Project. To Seller's Knowledge, Seller has provided to Buyer, in writing, all information relating to environmental conditions in, on, under or from any of the Projects and the Property contained in Seller's current files and records, including reports relating to Hazardous Substances in, on, under or migrating to or from any of the Projects and the Property and/or to the environmental condition of the Projects and the Property.

                    (u)  Americans With Disabilities Act. Except as set forth on
                         -------------------------------
Schedule S-5.1(u) or in the Property  Inspection Reports, to Seller's Knowledge,
         --------
each Project is in compliance in all material respects with the Americans With Disabilities Act of 1990, 42 U.S.C. ss.ss. 12101-12213, and any other similar public accommodation laws and neither Seller nor, to Seller's Knowledge, any prior owner of any Project has received any written notice concerning any alleged violation of the aforementioned public accommodation laws.

                    (v)  Structural  Condition.  Except as set forth on Schedule
                         ---------------------
S-5.1(v) or in the Property  Inspection  Reports,  to Seller's  Knowledge,  each
--------
Project, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects, there exists no structural or other material defects or damages in any Project, whether latent or otherwise, and Seller has not received written notice from any insurance company or bonding company of any defects or inadequacies in any Project, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Except as set forth on Schedule S-5.1(v) or in the Property
                                                     --------
Inspection Reports, to Seller's Knowledge, each Project is free from unrepaired damage caused by fire or other casualty. Except as set forth on Schedule S-5.1(v) or in the Property Inspection Reports, to Seller's Knowledge, all
--------
liquid and solid waste disposal, septic and sewer systems located on each Project are in a good and safe condition and repair and in compliance in all material respects with all Applicable Laws. Seller has received no written notice of any, and to Seller's Knowledge, there is no, latent or patent defect in (i) the Improvements or structural elements thereof or, mechanical systems therein (including, without limitation, the roof or roofs of the Improvements and all heating, ventilating, air conditioning, plumbing, electrical, utility and sprinkler systems therein) or (ii) the utility system servicing the Projects.

                    (w)  Zoning and  Platting.  Except as set forth on  Schedule
                         --------------------
S-5.1(w) or in the Zoning  Letters,  to Seller's  Knowledge,  the present zoning
--------
(including all bulk and height restrictions and minimum parking space requirements) of the Property and each individual Project permits the current use thereof without special variances (other than those currently utilized and

                                                             Page 37 of 64 Pages

maintained) and the Property and each individual Project is in compliance with present zoning (including all bulk and height restrictions and minimum parking space requirements) without dependence upon any adjoining land or improvements (other than those being conveyed to Buyer pursuant hereto). Seller has no Knowledge of any fact, proceeding or threatened action or proceeding which could result in a modification or termination of the present zoning of any Project. Except as set forth on Schedule S-5.1(w), to Seller's Knowledge, each Project is
                                --------
properly platted as a separate lot under Applicable Laws, and constitutes a separate tax lot and is not taxed in conjunction with any property owned by Seller and not being conveyed by Seller to Buyer pursuant to this Agreement.

                    (x)  Access.  Except as set forth on the  Surveys  or in the
                         ------
Title Commitments, to Seller's Knowledge, each Project has full and free access to and from public highways, streets or roads and Seller has no Knowledge of any pending or threatened governmental proceeding or any other fact or condition which would limit or result in the termination of such Project's existing access to and from public highways, streets or roads. To Seller's Knowledge, all roads necessary for the use of each Project for their current respective uses have been completed, are physically open and dedicated to public use and have been accepted by all Authorities.

                    (y)  No  Commitments.   Except  as  set  forth  on  Schedule
                         ---------------
S-5.1(y) and in the  Permitted  Exceptions,  to Seller's  Knowledge,  no written
-------
commitments have been made to any Authority, utility company, school board, church or other religious body, or any homeowners' association or any other organization, group or individual, relating to the Property which would impose an obligation upon Buyer to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off any Project. Without limiting the generality of the foregoing, Seller is not a party to any paving agreements or undertakings, payback agreements, revenue bonds, utility debt service expenses or other charges or expenses upon or relating to any of the Projects or applicable thereto.

                    (z)  No Other  Property  Interests.  To Seller's  Knowledge,
                         -----------------------------
there are no property interests, buildings, structures or other improvements or personal property that are owned by Seller which are necessary for the operation of any Project that are not being conveyed pursuant to this Agreement.

                    (aa) Full and Accurate Disclosure. All information submitted
                         ----------------------------
by Seller to Buyer and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with this Agreement and all statements of fact made by Seller in this Agreement, are accurate, complete and correct in all material respects. No statement of fact made by Seller in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein not misleading. There is no material fact presently known to Seller which has not been disclosed to Buyer which materially and adversely affects, or might materially and adversely affect, the Property or any Project, individually or in the aggregate.

                    (bb) No Plan  Assets.  Seller  is not an  "employee  benefit
                         ---------------
plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Seller constitutes or will constitute "plan assets" of one

                                                             Page 38 of 64 Pages

or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Seller is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Seller are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

                    (cc) Use of Property.  Except for the  Birmingham  Colonnade
                         ---------------
Retail Center and as otherwise set forth on Schedule S-5.1(cc),  each Project is
                                                     ---------
used exclusively for office purposes and other appurtenant and related uses. The Birmingham Colonnade Retail Center is used exclusively for retail purposes and other appurtenant and related uses.

                    (dd) Certificate of Occupancy; Licenses. Except as set forth
                         ----------------------------------
on Schedule  S-5.1(dd),  to Seller's  Knowledge,  all  certifications,  permits,
             ---------
licenses and approvals, including, without limitation, certificates of completion and occupancy permits (for building shells and individually leased space) required for the legal use, occupancy and operation of each Project as each such Project currently exists (collectively, the "Licenses"), have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. To Seller's Knowledge, the use being made by each Project is in material conformity with the certificate of occupancy issued for each Project and no violations of such certificates of occupancy exist.

                    (ee) Flood Zone. Except as shown on the Surveys, to Seller's
                         ----------
Knowledge, none of the Improvements on any Project are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, flood insurance is in full force and effect with respect to such Project.

                    (ff) Tax Reduction  Proceedings.  There are no Tax Reduction
                         --------------------------
Proceedings pending other than as set forth on Schedule S-5.1(ff).
                                                        ---------

                    (gg) Taxes.  Seller  has  filed all  returns,  declarations,
                         -----
reports, claims for refunds, or information returns or statements relating to taxes required to be filed with any governmental Authority, including any schedules or attachments thereto, and including any amendments thereof (collectively, "Tax Returns"). Except for the extensions of its calendar year 2000 federal and state income tax returns, Seller is not the beneficiary of any extension of time within which to file any Tax Return. No Action has ever been initiated or threatened by an Authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on the Property, any Project, or any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax. All such Tax Returns were accurate, correct and complete in all respects and accurately reflect the facts regarding the income, business, assets, operations, activities, status, or other matters of Seller or any other information required to be shown thereon. All Taxes that Seller owes (whether or not shown on any Tax Return) have been paid. All sales, use and/or occupancy taxes applicable to the Property or the Seller as they relate to the Property which are due and payable have been paid.

                                                             Page 39 of 64 Pages

                    (hh) Consents.  Attached  hereto as Schedule  S-5.1(hh) is a
                         --------                                 ---------
true and complete list of all Projects subject to a mortgage that requires the consent of its respective lender.

                    (ii) Construction  in Accordance  with Plans.  Except as set
                         ---------------------------------------
forth in the Property Inspection Reports, to Seller's Knowledge, all buildings, improvements and fixtures (including all streets, curbs, sidewalks, sewers and other utilities) forming a part of the Property have been completed and installed substantially in accordance with the plans and specifications approved by the Authority having jurisdiction thereof.

                    (jj) Rent Roll.  The rent roll  attached  hereto as Schedule
                         ---------
S-5.1(jj)  (the  "Rent  Roll") is true,  correct  and  complete  and  accurately
---------         ----------
reflects the economic terms contained in each of the Leases and actual rents and additional rents billed and received thereunder.

                    (kk) Leasing  Commissions.  Except  as set forth on the Rent
                         --------------------
Roll or on Schedule  S-5.1(kk),  no  brokerage or leasing  commissions  or other
                     ---------
compensation is due and payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases or the rents or revenues to be derived therefrom or any extension or renewals thereof.

                    (ll) No Unpaid Charges.  Except for obligations  incurred in
                         -----------------
the ordinary course of business which are not delinquent, there are no unpaid charges, debts, liabilities, claims or obligations arising form the construction, occupancy, ownership, use or operation of the Projects or the Property (including, without limitation, disputed CAM charges, taxes or other charges) which could give rise to any mechanic's or materialmen's or other statutory lien against the Property, or any part thereof, or for which Buyer will be responsible.

                    (mm) Financial Information.  Except as set forth on Schedule
                         ---------------------
S-5.1(mm), all financial data, including,  without limitation, the statements of
---------
cash flow and income and operating expense, that have been delivered to Buyer in respect of the Projects and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Projects and the Property as of the date of such reports in all material respects and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. To Seller's Knowledge, Seller does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments reasonably likely to have a material adverse effect on any Project or the Property or other operation thereof, except as referred to or reflected in such financial statements.

                    (nn) No Option.  Except as set forth in Article  XII hereof,
                         ---------                                   ---
there are no outstanding agreements (written or oral) pursuant to which Seller (or, to Seller's Knowledge, any predecessor to or representative of Seller) has agreed to sell or has granted an option or right of first refusal to purchase the Property, any Project, or any part thereof.

                    (oo) Investment  Company Act.  Seller is not an  "investment
                         -----------------------
company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                                                             Page 40 of 64 Pages

                    (pp) White  &  Case  LLP  Legal  Opinion.  On  and as of the
                         -----------------------------------
Closing Date, all factual assumptions made in the White & Case LLP Legal Opinion referenced in Section 4.2(q) hereof, including, but not limited to, the exhibits attached thereto, shall be true and correct in all material respects and any factual assumptions made in any subsequent opinion required to be delivered to Buyer, including, but not limited to, the exhibits attached thereto, shall be true and correct in all material respects on the date made.

                    (qq) Disclosure. All relationships or financial interests of
                         ----------
John R.S. Jacobson, Lee Neibart and Thomas J. Crocker with and in Buyer and its Affiliates have been disclosed, or are known, to the board of directors of the Seller.

          5.2   Knowledge Defined. The "knowledge" of Seller ("Knowledge") shall
                -----------------                              ---------
mean the actual knowledge of Seller and of Seller's Representatives after due inquiry. Such due inquiry shall mean an inquiry of Seller's personnel involved in the operation, ownership, maintenance and management of the Property and the current general manager for the Property, and such inquiry shall also include the direction by Seller to such personnel and general manager to review all relevant files in their possession relating to the ownership, operation, maintenance and management of the Property; provided, however, notwithstanding anything contained herein to the contrary, the terms "Knowledge", "Knowledge of Seller" or "Seller's Knowledge" shall in no event be construed, by imputation or otherwise, to include matters that Seller or Seller's Representatives "should have known," but did not actually know in fact.

          5.3   Seller Indemnification.
                ----------------------


                    (a) Seller will indemnify and hold harmless Buyer, its Affiliates, partners, directors, officers, stockholders, members, representatives, advisors, agents, and any successor and assignee which is an Affiliate of Buyer (collectively, the "Buyer Indemnitees") from and pay any and
                                        -----------------
all Damages,  directly or indirectly,  resulting from,  relating to, arising out of, or attributable to any one of the following: (i) any breach of any representation or warranty Seller has made in this Agreement, (ii) any breach by Seller of any covenant or obligation of Seller in this Agreement, and (iii) cleanup, remediation or removal of Hazardous Substances or other environmental conditions on the Property to the extent (A) required by law and (B) existing on the Property on or before the Closing Date. The term "Damages" as used in this
Section 5.3 is not limited to matters  asserted by third parties  against Buyer,
        ---
but includes Damages incurred or sustained by Buyer in the absence of third party Claims.

                    (b)  Indemnification  Third Party Claim  Procedures.  If any
                         ----------------------------------------------
third party Claim is commenced in which any Buyer Indemnitee is a party that may give rise to a Claim for indemnification against Seller hereunder (an "Buyer
                                                                           -----
Indemnification  Claim") then such Buyer Indemnitee will promptly give notice to
----------------------
Seller of such Claim. Failure to notify Seller of such Claim will not relieve Seller of any liability that Seller may have to the Buyer Indemnitee, except to the extent the defense of such claim is materially and irrevocably prejudiced by the Buyer Indemnitee's failure to give such notice. Seller will have the right to defend against an Buyer Indemnification Claim, at its own expense, with counsel of its choice reasonably satisfactory to the Buyer Indemnitee if (i) within fifteen (15) days following the receipt of notice of the Buyer

                                                             Page 41 of 64 Pages

Indemnification Claim, Seller notifies the Buyer Indemnitee in writing that Seller will indemnify the Buyer Indemnitee from and against the entirety of any Damages such Buyer Indemnitee may suffer resulting from, relating to, arising out of, or attributable to the Buyer Indemnification Claim; (ii) the Buyer Indemnification Claim involves only money damages and does not seek an injunction or other equitable relief and (iii) Seller continuously conducts the defense of the Buyer Indemnification Claim actively and diligently. So long as Seller is conducting the defense of the Buyer Indemnification Claim in accordance with this Section 5.3(b), (i) Buyer Indemnitee may retain separate co-counsel at its own cost and expense and participate in the defense of the Buyer Indemnification Claim, (ii) Buyer Indemnitee will not consent to any settlement or the entry of any Order with respect to the Buyer Indemnification Claim without the prior written consent of Seller (not to be withheld unreasonably) and (iii) Seller will not consent to any settlement or the entry of any Order with respect to the Buyer Indemnification Claim without the prior written consent of the Buyer Indemnitee (not to be withheld unreasonably).

          5.4   Survival of Seller's Representations, Warranties and Covenants.
                --------------------------------------------------------------

                    (a) The representations, warranties and covenants of Seller set forth in this Agreement will survive Closing for a period of eighteen (18) months thereafter; except that the representations and warranties set forth in
Section  5.1(a)   (Organization   and  Authority),   Section  5.1(t)  (Hazardous
         ------                                               ------
Substances)  and 5.1(gg)  (Taxes)  will survive the Closing and continue in full
                 -------
force and effect until the applicable statute of limitations expires.

                    (b)  No Claim  for  indemnification  under  Section  5.3(a),
                                                                         ------
whether a third party Claim or otherwise, will be actionable or payable unless the valid Claims for all such breaches collectively aggregate more than Two Million and No/100 Dollars ($2,000,000.00) (the "Liability Threshold"), in which
                                                 -------------------
event the Claims in excess of the Liability Threshold will be actionable.

                    (c) Notwithstanding the foregoing, in no event will Seller's aggregate liability to Buyer for indemnification under Section 5.3(a)
                                                                          ------
exceed the amount of Forty Million and No/100 Dollars ($40,000,000.00) (the "Cap").
 ---

                    (d) Notwithstanding anything to the contrary contained in this Agreement, if (i) Buyer becomes aware prior to Closing of any breach of any representation, warranty or covenant of Seller and (ii) the Damages incident to such breach are reasonably estimated by Buyer to be less than $7.2 million, Buyer shall promptly after the discovery of such breach (1) notify Seller in writing thereof (such notice to include a description of such breach), and (2) until the earlier of (i) thirty (30) days after the giving of such notice or
(ii) the Closing Date, but in no event less than seven (7) days (and the Closing Date shall be extended if necessary therefor) (as applicable, the "Adjustment
                                                                      ----------
Period"),  use its  reasonable  efforts to negotiate in good faith with Seller a
------
mutually agreed upon adjustment to the Purchase Price;  provided,  that if Buyer
                                                        --------
and Seller are unable to agree to such Purchase Price adjustment within such Adjustment Period despite using their good faith efforts to agree upon a Purchase Price adjustment, Buyer shall consummate the transactions contemplated hereby, and may make a claim for indemnification pursuant to Section 5.3(a)

                                                             Page 42 of 64 Pages

hereof against Seller with respect to such Damages, subject to the Liability Threshold and the Cap.

                    (e)  Notwithstanding  anything to the contrary  contained in this Agreement, if (i) Buyer becomes aware prior to Closing of any breach of any representation, warranty or covenant of Seller and (ii) the Damages incident to such breach are reasonably estimated by Buyer to be equal to or greater than $7.2 million, Buyer shall promptly after the discovery of such breach notify Seller in writing thereof (the "Material Breach Notice") (such Material Breach
                                 -----------------------
Notice to include a description of such breach) and Buyer shall determine (and notify Seller in the Material Breach Notice of Buyer's determination) either to
(1) consummate the transactions contemplated by this Agreement or (2) terminate this Agreement; provided, however, that if Buyer determines to consummate the
                 --------   -------
transactions contemplated by this Agreement, Buyer and Seller will, following the delivery of the Material Breach Notice and prior to Closing, use their respective reasonable efforts to negotiate in good faith during the Adjustment Period a mutually agreed upon adjustment to the Purchase Price; provided,
                                                                       --------
further,  that if Buyer and Seller are  unable to agree to such  Purchase  Price
-------
adjustment within such Adjustment Period despite using their good faith efforts to agree upon a Purchase Price adjustment, Buyer shall consummate the transactions contemplated hereby and may make a claim for indemnification under
Section  5.3(a)  hereof with respect to such  Damages,  subject to the Liability
         ------
Threshold and the Cap; provided, further, that if such Damages are reasonably estimated by Seller (the "Estimated Breach") to be in excess of $10 million,
                            -----------------
then Seller shall notify Buyer in writing of its estimate of such Damages (the "Estimation Notice") and, subject to Section 5.4(f) hereof, Seller shall have
 ------------------                            ------
the right to terminate this Agreement.

                    (f) If, within ten (10) Business Days of its receipt of an Estimation Notice, Buyer determines, in its reasonable discretion, that the Estimated Breach is less than $10 million, Seller shall not have the right to terminate this Agreement and Buyer shall be subject to Section 5.4(e) hereof without regard to the final proviso thereof, but if Buyer consummates the transactions contemplated hereby, Seller's aggregate liability with respect to Damages relating to such Estimated Breach will not exceed the amount of Ten Million Dollars ($10,000,000). If Buyer fails to respond to such Estimation Notice within such ten (10) Business Day period, the Estimated Breach shall thereafter be deemed to be reasonably estimated in excess of $10 million, and Seller shall thereafter have the right to terminate this Agreement, subject to
Section 13.20 hereof.
        -----

          5.5   Covenants  of  Seller.  Seller  hereby  covenants  with Buyer as
                ---------------------
follows:

                    (a)  Operations  Prior to  Closing.  Between the date hereof
                         -----------------------------
and the Closing Date:


                         (i)  Subject  to  the  restrictions  contained  herein,
Seller shall operate the Property and each Project in all material respects in the same manner in which Seller operated the Property and each Project prior to the date hereof, so as to keep the Property and each Project in all material respects in the same condition as of the date hereof, reasonable wear and tear

                                                             Page 43 of 64 Pages

excepted, and so as to maintain in all material respects the same caliber of the operations conducted at each Project and the reasonable good will of all tenants of each Project.

                         (ii) Seller  shall  maintain the  Improvements  and the
Personalty (including, but not limited to, the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) in all material respects in the same condition as they are as of the date hereof, reasonable wear and tear excepted, provided, however, except for required maintenance, restoration and repairs, consistent with past practice, Seller shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, undertake any construction, alteration or improvement to any Project, individually or in the aggregate, other than (A) construction, alterations or improvements for which provision is made in the applicable current Project budget and (B) unbudgeted construction, alterations and improvements the costs of which do not exceed $100,000.00 in the aggregate.

                         (iii)Seller  shall  maintain  its books of account  and
records in the usual, regular and ordinary manner on a basis consistent with the basis used in keeping its books in prior years.

                         (iv) To  the  extent  required  therein,  Seller  shall
punctually perform and discharge all obligations and undertakings of Seller under the Leases and the Operating Agreements in all material respects, but in no event less than in the same manner that Seller currently performs and discharges obligations and undertakings under the Leases and Operating Agreements.

                         (v)  Seller  shall  use and  operate  each  Project  in
compliance in all material respects with Applicable Laws and the requirements of any mortgage, deed of trust, security agreement, pledge agreement, ground lease, Lease, Operating Agreement and insurance policy affecting the Property, but in no event less than the same manner that Seller currently uses and operates each Project.

                         (vi) Seller  shall (1) pay or cause to be paid prior to
delinquency all ad valorem and other Taxes or charges due and payable with respect to each Project or its operation, and (2) provide Buyer, within seven
(7) Business Days of receipt, copies of any written notices Seller receives with respect to any special assessments or proposed increases in the valuation of any Project for ad valorem tax purposes.

                         (vii)Seller  shall not take any  action or fail to take
action the result of which would have a material adverse effect on the Property or any Project, individually or in the aggregate, or Buyer's ability to continue the operating thereof after the Closing Date in substantially the same manner as presently conducted, or which would cause any of Seller's representations and warranties contained herein to be untrue or inaccurate in any material respect as of the Closing Date.

                         (viii) Without  Buyer's prior written  consent,  Seller
shall not subject any Project or any portion of the Property to or permit or suffer to exist any Liens (other than inchoate mechanics' and materialmens'

                                                             Page 44 of 64 Pages

liens), covenants, conditions or restrictions or seek any zoning changes or take any other action; and except in the ordinary course of its business, without Buyer's prior written consent, which consent shall not be unreasonably withheld (Seller's failure to consent not to be deemed unreasonable if Lender will not consent thereto), Seller shall not subject any Project to any easements or other title matters.

                         (ix) A copy of any renewal or  expansion of an existing
Lease or of any new lease which Seller wishes to execute between the Agreement Date and the Closing Date will be submitted to Buyer prior to execution by
Seller, and, in the case of a new lease requiring Buyer's approval as hereinafter set forth, Seller shall also deliver to Buyer a proposal containing the information for which provision is made in Schedule S-5.5(a)(ix)(1) hereof
                                                         ---------------
(the "Lease  Proposal").  Buyer shall have the right to approve any new lease or
      ---------------
any renewal or expansion of an existing Lease (other than a renewal or expansion accomplished pursuant to the terms and provisions of the existing Lease, for which Buyer shall have no approval rights) for (i) space in excess of 5,000 square feet or (ii) any such new lease or applicable renewal or expansion which is not on terms consistent with the approved leasing budget and/or not an arm's length transaction; provided, however, such approval shall not be unreasonably withheld. Buyer agrees to notify Seller in writing within ten (10) business days of its receipt of the applicable Lease Proposal of Buyer's approval or disapproval, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. If Buyer fails to notify Seller in writing of Buyer's approval or disapproval within the ten (10) business day period set forth above, such failure conclusively will be deemed the approval of Buyer. If Buyer informs Seller in writing within ten (10) business days that Buyer does not approve the new lease or applicable renewal or expansion of the existing Lease, then Seller will not enter into the disapproved lease or applicable extension or renewal. At Closing, Buyer will reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including legal fees, incurred by Seller in connection with any new lease or applicable renewal or expansion of an existing Lease approved (or deemed approved) by Buyer. Without limiting the foregoing, Seller will not take any action after the Agreement Date to enforce or terminate any Lease (except as expressly required by such Lease), including applying any portion of a security deposit, without the prior written consent of Buyer, which consent shall not be unreasonably withheld; provided that if Buyer fails to notify Seller in writing of Buyer's approval or disapproval within the ten (10) business day period for such purpose set forth above, such failure will be deemed the approval by Buyer; and provided further, however, that nothing contained herein will prohibit Seller from continuing to pursue against any tenant any action instituted prior to the Agreement Date and listed on Schedule S-5.5(a)(ix)(2) hereof nor prohibit Seller from pursuing,
                    ---------------
either before or after Closing, any claim against any tenant for reimbursement of amounts due Seller for costs incurred by Seller on the behalf of such Tenant prior to the Agreement Date, all such rights being reserved by Seller; provided, however, Seller agrees to institute any such action no later than 60 days after Closing.

                         (x)  From the  Agreement  Date until the earlier of the
Closing Date or the earlier termination of this Agreement pursuant to the terms hereof, Seller will not, without the prior written consent of Buyer, which consent will not be unreasonably withheld: (i) modify any Lease (except as the Lease may specifically require) nor exercise any landlord option under any Lease

                                                             Page 45 of 64 Pages

(except in all cases as expressly provided by such Lease), (ii) terminate or fail in any respect to comply in all material respects with the terms of any Lease or enter into any new lease or (iii) consent to any sublease of any portion of any Project or an assignment of any Lease (except as expressly required by such Lease.)

                         (xi) Other  than in the  ordinary  course  of  Seller's
business, Seller shall not remove or cause or permit to be removed from any Project any part or portion thereof or the Personalty without the express written consent of Buyer, which consent shall not be unreasonably withheld, unless the same is replaced, prior to the Closing Date, with similar items of at least equal suitability, quality and value, free and clear of any liens or security interests.

                         (xii)Unless  otherwise  permitted  by the terms of this
Agreement,  including,  without limitation,  Section 5.5(a)(viii) hereof, Seller
                                             --------------------
shall cause all debts and liabilities for labor, materials, services and equipment incurred in the construction, operation and development of each Project, including leasehold improvements, to be paid in full or otherwise discharged or bonded prior to Closing.

                         (xiii) Seller  shall  promptly  deliver to Buyer,  upon
Buyer's written request, such reports showing the revenue and expenses of each Project as Seller customarily keeps or receives internally for its own use.

                         (xiv)Seller or Seller's  managing agent shall not enter
into any new employment agreements which would in any way be binding on Buyer or any Project or any portion thereof without the express written consent of Buyer.

                         (xv) Seller  shall  promptly  advise  Buyer  of (1) any
Claim which might materially and adversely affect the Property or any Project of which Seller obtains Knowledge or (2) any change in Applicable Laws which might materially and adversely affect the value or use of the Property by Buyer of which Seller obtains Knowledge.

                    (b)  Operating  Agreements.  Seller shall not enter into any
                         ---------------------
new management agreement, maintenance or repair contract, supply contract, lease in which it is lessee or other agreements with respect to any Project or portion thereof which is not terminable upon thirty (30) days' notice without penalty, nor shall Seller enter into any agreements modifying the Operating Agreements in any material respect, unless (i) any such agreement or modification will not bind Buyer or the Property after the Closing Date or (ii) Seller has obtained Buyer's prior written consent to such agreement or modification, which consent shall not be unreasonably withheld. Seller agrees, at Seller's sole cost and expense, to cancel and terminate, effective as of the Closing Date, Seller's management agreement and any other Operating Agreements identified by Buyer in writing prior to the Closing.

                    (c)  Insurance.  Seller will at all times from the Agreement
                         ---------
Date to the Closing Date maintain on each Project insurance coverage in an amount not less than the amount, and with the same carrier(s), as maintained on the date hereof or, if Seller elects to replace the coverage maintained by Seller on the date hereof, such coverage will be in an amount not less than the

                                                             Page 46 of 64 Pages

current coverage (unless otherwise agreed by Buyer), such policy is replaced, without any lapse of coverage, and with a carrier reasonably acceptable to Buyer.

                    (d)  Mortgagee Consents.  Seller will use reasonable efforts
                         ------------------
to obtain the mortgagee  consents,  if any,  required pursuant to Section 4.8(a)
                                                                          ------
hereof.


                    (e)  Tenant Estoppels. Seller will use reasonable efforts to
                         ----------------
obtain and deliver to Buyer prior to Closing a Tenant Estoppel signed by each Tenant in accordance with Section 4.2(e) hereof.

                    (f)  Cooperation.   In  connection  with  the   transactions
                         -----------
contemplated by this Agreement, Seller shall cooperate with Buyer and use its commercially reasonable efforts to furnish and deliver to Buyer all documents, certificates and instruments required by the Lender in connection with this Agreement and Buyer's Financing, including, without limitation, subordination, non-disturbance and attornment agreements from such tenants as the Lender may require; provided that, except as specifically set forth in this Section 5.5(f)
                                                                          ------
nothing contained herein shall be construed as altering or increasing any of the limitations on Seller's duties and obligations set forth herein.

                    (g)  Relationship  with  Interested  Parties.   The  Company
                         ---------------------------------------
agrees not to pursue any remedies under Florida Statutess. 607.0832 to void the transactions contemplated hereby as a result of not having received information regarding the relationships or financial interests of Thomas J. Crocker, John R.S. Jacobson and Lee Neibart.

          5.6   Representations and Warranties of Buyer. Buyer hereby represents
                ---------------------------------------
and warrants to Seller:

                    (a)  Organization and Authority.  Buyer has been duly formed
                         --------------------------
and is validly existing under the laws of the State of Maryland. Buyer has the full right, power and authority to enter into this Agreement and to purchase all of the Property, including all of the Projects, to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Buyer. Buyer has all requisite powers and all authorizations, consents and approvals necessary to carry on its business as now conducted and to enter into this Agreement and to carry out its obligations hereunder. All consents, approvals, and authorizations necessary for Buyer to consummate the transactions contemplated hereby have been obtained or will be obtained prior to Closing. The persons signing this Agreement on behalf Buyer are authorized to do so.

                    (b)  Authorization, Execution and Disclosure. This Agreement
                         ---------------------------------------
has been duly authorized by all necessary action on the part of Buyer, has been duly executed and delivered by Buyer, constitutes the valid and binding agreement of Buyer and is enforceable in accordance with its terms, subject to Buyer stockholder approval.

                                                             Page 47 of 64 Pages

                    (c)  Bankruptcy.  No Act of  Bankruptcy  has occurred and is
                         ----------
continuing with respect to Buyer.


                    (d)  No Violation.  The execution,  delivery and performance
                         ------------
by Buyer of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by Buyer, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default or event of default under (whether with or without due notice, the passage of time or both),
(iii) result in the creation of any Lien upon Buyer's assets, (iv) give any third party the right to modify, terminate or accelerate any obligation under,
(v) result in a violation of or (vi) require any Authorization, consent, approval, exemption or other action by, notice to, or filing with any third party or Authority pursuant to, the charter or bylaws of Buyer or any Applicable Law (including, without limitation, approvals pursuant to the Hart-Scott-Rodino
Act), Order or Contract to which Buyer, or its properties are subject, which could interfere in any material respect with the consummation by Buyer of the transaction contemplated by this Agreement. Buyer has complied with all Applicable Laws in connection with the execution, delivery and performance of this Agreement, the agreements contemplated hereby and the transactions contemplated hereby and thereby.

                    (e)  Pending Claims. There is no action, suit,  arbitration,
                         --------------
unsatisfied order or judgment, governmental investigation or proceeding pending or, to the knowledge of Buyer, threatened against Buyer, which, if adversely determined, could interfere in any material respect with the consummation by Buyer of the transactions contemplated by this Agreement.

                    (f)  Access  to  Information  and   Experience.   Buyer  has
                         -----------------------------------------
reviewed each report filed by Seller with the  Commission  since January 1, 1999 and all material correspondence between the Commission and Seller since such date. Buyer has had an opportunity to ask questions of and receive answers from Seller, or a person or persons acting on its behalf, concerning Seller. Buyer has had an opportunity to obtain all additional information necessary to verify the accuracy of the information referred to in this Section 5.6(f). Buyer has
                                                              ------
substantial experience in business enterprises of the nature conducted by Seller and is able to evaluate the merits and risks of the disposition of the Shares as provided herein.

                    (g)  Acquisition  Funds.  Buyer has  obtained  a  commitment
                         ------------------
letter from Fleet National Bank (the "Lender"), a true and correct copy of which
                                      ------
is attached  hereto as Exhibit  E-9,  pursuant to which the Lender has agreed to
                                ---
commit to provide to Buyer debt financing (such debt financing commitments, the "Commitments") for the acquisition of the Property pursuant to the Agreement
 -----------
(the "Buyer  Financing") in accordance with terms thereof,  and such Commitments
      ----------------
are in good standing and full force and effect.

                    (h)  Shares.  Except  as  set  forth  on  Schedule  S-5.6(h)
                         ------                                         --------
hereto, the Shares are owned by Buyer free of all Liens, Orders, Claims and Contracts. The Shares were acquired from third parties or Seller in compliance with all Applicable Laws, free and clear of any rescission and Contract rights. There is no outstanding Contract with any person to purchase, or otherwise acquire the Shares. Upon the performance by Seller of its obligations at the Closing, Buyer will convey good and marketable title to the Shares, free and

                                                             Page 48 of 64 Pages

clear of all Liens, Orders, Claims, Contracts or other limitations whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by Buyer to the Seller at Closing will be sufficient to transfer Buyer's entire interest, legal and beneficial, in the Shares to Seller. The Shares represent all of the capital stock of Seller owned or held, legally or beneficially, by Buyer or any Affiliate(s) of Buyer.

                         (i)  Full and Accurate Disclosure. No statement of fact
                              ----------------------------
made by Buyer in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein not misleading. There is no material fact presently known to Buyer which has not been disclosed to Seller which could interfere in any material respect with the consummation by Buyer of the transactions contemplated by this Agreement.

          5.7   Buyer Indemnification.
                ---------------------

                    (a) Buyer will indemnify and hold harmless Seller, its affiliates, partners, directors, officers, stockholders, members, representatives, advisors, agents, successors and assigns (collectively, the "Seller Indemnitees") from and pay any and all Damages, directly or indirectly,
 ------------------
resulting from, relating to, arising out of, or attributable to any one of the following: (i) any breach of any representation or warranty Buyer has made in this Agreement, (ii) any breach by Buyer of any covenant or obligation of Buyer in this Agreement, and (iii) cleanup, remediation or removal of Hazardous Substances or other environmental conditions on the Property to the extent (A) required by law and (B) not existing on the Property until after the Closing Date. The term "Damages" as used in this Section 5.7 is not limited to matters
                                                   ---
asserted by third parties against Seller, but includes Damages incurred or sustained by Seller in the absence of third party Claims.

                    (b) If any third party Claim is commenced in which any Seller Indemnitee is a party that may give rise to a Claim for indemnification against Buyer hereunder (a "Seller Indemnification Claim") then such Seller
                               -------------------------------
Indemnitee will promptly give notice to Buyer of such Claim. Failure to notify Buyer of such Claim will not relieve Buyer of any liability that Buyer may have to the Seller Indemnitee, except to the extent the defense of such Claim is materially and irrevocably prejudiced by the Seller Indemnitee's failure to give such notice. Buyer will have the right to defend against an Seller
Indemnification Claim, at its own expense, with counsel of its choice satisfactory to the Seller Indemnitee if (i) within fifteen (15) days following the receipt of notice of the Seller Indemnification Claim, Buyer notifies the Seller Indemnitee in writing that Buyer will indemnify the Seller Indemnitee from and against the entirety of any Damages such Seller Indemnitee may suffer resulting from, relating to, arising out of, or attributable to the Seller Indemnification Claim; (ii) the Seller Indemnification Claim involves only money Damages and does not seek an injunction or other equitable relief and (iii) Buyer continuously conducts the defense of the Seller Indemnification Claim actively and diligently. So long as Buyer is conducting the defense of the Seller Indemnification Claim in accordance with this Section 5.7(b), (i) Seller
                                                              ------
Indemnitee may retain separate co-counsel at its own cost and expense and participate in the defense of the Seller Indemnification Claim, (ii) Seller Indemnitee will not consent to any settlement or the entry of any Order with respect to the Seller Indemnification Claim without the prior written consent of

                                                             Page 49 of 64 Pages

Buyer (not to be withheld unreasonably) and (iii) Buyer will not consent to any settlement or the entry of any Order with respect to the Seller Indemnification Claim without the prior written consent of the Seller Indemnitee (not to be withheld unreasonably).

          5.8   Survival of Buyer's  Representations,  Warranties and Covenants.
                ---------------------------------------------------------------
The representations, warranties and covenants of Buyer set forth in this Agreement will survive Closing for a period of eighteen (18) months thereafter; except that the representations and warranties set forth in Section 5.6(a) hereof will survive Closing and continue in full force and effect until the applicable statute of limitations expires. No Claim for indemnification will be actionable or payable unless the valid Claims for all such breaches collectively aggregate more than the Liability Threshold, in which event the Claims in excess of the Liability Threshold will be actionable; provided the representations set
                                                --------
forth in Section 5.6(h) hereof shall not be subject to the Liability Threshold and shall be actionable and payable from, after and including the first dollar of Damage suffered by Seller in connection with a breach thereof. Notwithstanding the foregoing, in no event will Buyer's aggregate liability for indemnification under this Section 5.8 exceed the amount of Forty Million and
                                     ---
No/100 Dollars ($40,000,000.00).

          5.9   Covenants of Buyer.
                ------------------


                    (a)  Buyer  Financing.  Buyer hereby  covenants  with Seller
                         ----------------
that Buyer will use reasonable good faith efforts to consummate the Buyer Financing.

                    (b)  Cooperation.   In  connection  with  the   transactions
                         -----------
contemplated by this Agreement, Buyer shall cooperate with Seller and use its commercially reasonable efforts to furnish and deliver to Seller all documents, certificates and instruments required in connection with the performance of Seller's duties and obligations contained herein; provided that, except as specifically set forth in this Section 5.9(b) nothing contained herein shall be
                                       ------
construed as altering or increasing any of the limitations on Buyer's duties and obligations set forth in this Agreement.

                                   ARTICLE VI

                                     DEFAULT

          6.1   Default by Buyer.
                ----------------


                    (a)  Subject to Section  6.1(b)  hereof,  if Buyer  defaults
                                             ------
and/or fails to consummate the transactions contemplated by this Agreement in accordance with the terms set forth herein for any reason other than (i) a Seller default as provided in Section 6.2(a) below (subject to the exceptions
                                        ------
set forth in  Section  6.2(a)  below and  Seller's  right to notice  and cure as
                       ------
provided in Section 6.2(b) below), (ii) despite Buyer's good faith efforts,  the
                    ------
failure of Buyer to consummate the Buyer Financing or (iii) the permitted termination of this Agreement by either Seller or Buyer as expressly provided in this Agreement, Seller will be entitled to terminate this Agreement and obtain from Buyer a lump sum payment equal to the Default Fee plus Seller's Expenses. Notwithstanding the foregoing, if, despite Buyer's good faith efforts, Lender refuses to consummate the Buyer Financing unless such refusal is based solely

                                                             Page 50 of 64 Pages

upon one or more of (i) the failure of any Project to comply with applicable parking codes, ordinances and/or governmental requirements, (ii) Seller being in default hereunder or (iii) a failure of the condition of Section 4.7(c), Seller
                                                                 ------
will be entitled to obtain from Buyer a lump sum payment equal to Seller's Expenses. The payment of such amounts due under this Section 6.1(a) shall be
                                                                 ------
paid by Buyer to Seller in immediately available funds within thirty (30) days following such default.

                    (b) Seller will not be entitled to terminate this Agreement and Buyer will not be under any obligation to make any payment to Seller under
Section  6.1(a)  hereof,  unless Seller shall have  delivered  written notice to
         ------
Buyer specifying Buyer's default or failure to consummate the transactions contemplated by this Agreement, and Buyer has a period of thirty (30) days
(except with respect to Buyer's obligation to close and any other obligation hereunder for which a shorter time period is expressly provided herein) within which to cure such default or failure, and if Buyer shall cure such default or failure within such period, then Seller shall not be entitled to terminate this Agreement under Section 6.1(a) hereof and Buyer will not be under any obligation
                        ------
to make any payment to Seller under Section 6.1(a) hereof.
                                            ------

          6.2   Default by Seller.

                    (a)  Subject to Section  6.2(b) hereof,  if Seller  defaults
                                             ------
and/or fails to consummate the transactions contemplated by this Agreement in accordance with the terms set forth herein for any reason other than (i) a Buyer default as provided in Section 6.1(a) above (subject to the exceptions set forth
                               ------
in Section  6.1(a) and  Buyer's  right to notice and cure as provided in Section
            ------
6.1(b)  hereof);  or (ii) the permitted  termination of this Agreement by either
------
Seller or Buyer as herein expressly provided, Buyer will be entitled to terminate this Agreement and obtain from Seller a lump sum payment equal to the Default Fee plus Buyer's Expenses. The payment of such amounts due under this
Section 6.2(a) shall be paid by Seller to Buyer in immediately  available  funds
        ------
within thirty (30) days following such default.

                    (b) Buyer will not be entitled to terminate this Agreement and Seller will have no obligation to make any payment to Buyer under Section 6.2(a) hereof, unless Buyer shall have delivered written notice to Seller
------
specifying Seller's default or failure to consummate the transactions contemplated by this Agreement, and Seller has a period of thirty (30) days (except with respect to Seller's obligation to close and any other obligation hereunder for which a shorter time period is expressly provided herein) within which to cure such default or failure, and if Seller shall cure such default or failure within such period, then Buyer shall not be entitled to terminate this Agreement under Section 6.2(a) hereof and Seller will have no obligation to make
                        ------
any payment to Buyer under Section 6.2(a) hereof.
                                   ------

          6.3   Liquidated  Damages.  Buyer  and  Seller  acknowledge  that  the
                -------------------
Default Fee is the agreed and liquidated damages for a default hereunder and the exercise by the non-defaulting party of its rights to receive the Default Fee under Section 6.1(a) or 6.2(a), as applicable, shall be the sole and exclusive
              -----     ------
remedy of such non-defaulting party. Buyer and Seller acknowledge that because of the difficulty, uncertainty and inconvenience of ascertaining actual damages, the payment of the Default Fee as agreed and liquidated damages does not constitute a penalty but represents fair, adequate and reasonable compensation

                                                             Page 51 of 64 Pages

to the non-defaulting party for the defaulting party's default.

          6.4   No Conflict. Notwithstanding anything contained herein, a breach
                -----------
of a representation or other item covered by the  indemnification  provisions of
Section  5.3 and 5.4  hereof  shall not  constitute,  nor be  deemed,  a default
         ---     ---
hereunder nor entitle either party to the Default Fee.

                                   ARTICLE VII

                                  RISK OF LOSS

          7.1   Condemnation. Other than with respect to any matter disclosed in
                ------------
Schedule S-5.1(j), in the event of any actual or threatened taking of all or any
         --------
portion of any Project or any proposed sale in lieu thereof pursuant to the power of eminent domain after the Agreement Date and prior to Closing (a "Taking"), Seller shall give written notice thereof to Buyer promptly after Seller learns or receives notice thereof. If all or any part of any Project is subject to a Taking and such Taking has or will have a material adverse effect on the affected Project, as reasonably determined by Buyer, Buyer shall have the right to terminate this Agreement by giving Seller written notice thereof prior to the Closing, subject to Section 13.20 hereof. If Buyer elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid or assigned, as applicable, to Buyer at Closing and there shall be no reduction in the Purchase Price. Seller shall not settle or compromise any such proceeding without Buyer's written consent, which consent shall not be unreasonably withheld.

          7.2   Risk of Loss;  Casualty.  If, after the Agreement Date and prior
                -----------------------
to Closing, all or any portion of any Project is destroyed or damaged as a result of fire or any other cause whatsoever, Seller shall give written notice thereof to Buyer promptly after Seller learns or receives notice thereof. If such destruction or damage has or will have a material adverse effect on the affected Project, as reasonably determined by Buyer, Buyer shall have the right to terminate this Agreement by giving Seller written notice thereof prior to the Closing, subject to Section 13.20 hereof. If Buyer elects not to terminate this
                             -----
Agreement, then all insurance proceeds and rights to proceeds arising out of such destruction or damage (other than business interruption or rental loss insurance proceeds payable prior to the Closing) shall be paid or assigned, as applicable, to Buyer at the Closing and Buyer shall receive a credit against the Purchase Price equal to the amount of any deductibles under the policy or policies of insurance covering such loss or damage and there shall be no reduction in the Purchase Price.

                                                             Page 52 of 64 Pages
                                  ARTICLE VIII

                                     BROKER

          8.1   Brokerage Commissions.  Seller has agreed pursuant to a separate
                ---------------------
written agreement to pay an advisory fee to Morgan Stanley & Co. Incorporated ("Morgan Stanley") in connection with the transaction which is the subject of
  ---------------
this Agreement, and Seller is exclusively responsible for the payment of Morgan Stanley's fee. Each party (in such capacity, an "Indemnifying Party") agrees
                                                    -------------------
that should any claim be made for brokerage commissions or finder's fees by any broker or finder other than Morgan Stanley by, through or on account of any acts of the Indemnifying Party or its representatives, the Indemnifying Party will indemnify and hold the other party (in such capacity, an "Indemnified Party")
                                                            ------------------
free and harmless from and against any and all Damages incurred by the Indemnified Party in connection with such claim. The provisions of this paragraph will survive Closing or earlier termination of this Agreement.

                                   ARTICLE IX

                             DISCLAIMERS AND WAIVERS

          9.1   No Reliance on  Documents.  Except as expressly  stated  herein,
                -------------------------
Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information prepared by third parties unaffiliated with Seller and delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer will be at the sole risk of Buyer, except as may be otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Buyer will be for general informational purposes only, (b) Buyer will not have any right of action against Seller with respect to any such report delivered by Seller to Buyer, (c) neither Seller nor any Affiliate of Seller will have any liability to Buyer for any inaccuracy in or omission from any such report and (d) Seller does not represent or warrant the truth, accuracy or completeness of any such reports or any written or verbal statement made by Seller's agent. To the contrary, Buyer acknowledges and agrees that this information is provided to Buyer by Seller merely as an accommodation, that Buyer relies upon it at its own risk, and that Seller has advised Buyer to, and understands that Buyer will, make its own full and complete investigations concerning the Property and Hazard Substances.

          9.2   DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT
                -----------
IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS WHATSOEVER. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER WILL SELL AND CONVEY TO BUYER AND BUYER WILL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS" AS OF THE AGREEMENT DATE, EXCEPT TO THE EXTENT OF ANY CONTRARY REPRESENTATIONS OR WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THES AGREEMENT OR AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS

                                                             Page 53 of 64 Pages

OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING ANY OFFERING CIRCULAR AND ANY OTHER PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE
PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 5.1 OF THIS AGREEMENT, UPON CLOSING BUYER WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON CLOSING, WILL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, EXCEPT TO THE EXTENT ACTIONABLE AS A BREACH OF AN EXPRESS REPRESENTATION BY SELLER PURSUANT TO THIS AGREEMENT.

          The foregoing disclaimer will not apply to any breach by Seller of a representation or warranty expressly set forth in this Agreement.


                                    ARTICLE X

                               PROPERTY MANAGEMENT

          10.1  Retention of Seller. At Closing, Koger Realty Services, Inc. and
                -------------------
Buyer will enter into a property management  agreement (the "Property Management
                                                             -------------------
Agreement"),  dated as of the Closing Date,  with respect to each Project in the
---------
form attached hereto and made a part hereof as Form F-7 (with such modifications as may be necessary in order to conform the agreement to the specific requirements of the applicable Project).

                                                             Page 54 of 64 Pages

                                   ARTICLE XI

                       MARKETING OF SELLER AND/OR PROPERTY

          11.1  Post-Agreement  Marketing.  From and  after the  Agreement  Date
                -------------------------
through November 15, 2001 (the "Marketing  Period"),  Seller will have the right
                                -----------------
to negotiate, enter into and execute definitive documentation with another Person concerning (a) a merger of Seller with another Person, (b) a sale of substantially all of the capital stock of Seller, including the Shares, to another Person, (c) a sale of substantially all of the assets of Seller, including the Property, to another Person, or (d) a sale of the Property to another Person; provided that in the case of a sale of the Property to another Person, such transaction shall not be conditioned upon any financing or contain any other contingencies other than are set forth in this Agreement. In any of the foregoing events, the transaction which is the subject of this Agreement, and all time periods hereunder, will be tolled pending the closing of the agreement memorializing the applicable transaction; and if such transaction fails to close, for whatever reason, Buyer, at Buyer's option, may elect, within thirty (30) days after receipt of written notice (the "Option Period") of the
                                                         --------------
failure of the applicable transaction, to proceed pursuant to this Agreement, in which event all time periods hereunder will recommence as of the date of Buyer's election. Seller will provide Buyer with a true, correct and complete copy of the document(s) memorializing any such transaction and any amendments or modifications thereto.

          11.2  Break-Up Fee.
                ------------


                    (a)  If Seller (x)  consummates any transaction set forth in
Section 11.1(d) or (y) enters into such transaction,  but such transaction fails
        -------
to close for any reason whatsoever and Buyer elects within the Option Period not to proceed pursuant to this Agreement as set forth in Section 11.1, Seller
                                                                   ----
agrees to pay to Buyer the sum (A) Five Million Dollars ($5,000,000.00) (the "Break-Up Fee") plus (B) Buyer's Expenses; such sums to be paid to Buyer in immediately available funds (i) simultaneously with the closing of the transaction described in Section 11.1(d) or (ii) if such sale fails to close for
                                 -------
whatever reason, then within ten (10) days after Buyer elects not to proceed with the consummation of the transactions contemplated in this Agreement as set forth in Section 11.1.
                 -----

                    (b) If Seller (a) consummates any of the transactions set forth in Sections 11.1(a)-(c), or (b) enters into any such transaction but such
                  -----------
transaction fails to close and Buyer elects not to proceed pursuant to this Agreement as set forth in Section 11.1, Seller agrees to pay to Buyer the amount
                                  ----
of Buyer's Expenses; such sums to be paid simultaneously with the closing of any such transaction or if such transaction fails to close, within ten (10) days after Buyer elects not to proceed with the consummation of the transactions contemplated in this Agreement as set forth in Section 11.1.

          11.3  Post-Agreement  Date  Buyer  Exclusion.   During  the  Marketing
                --------------------------------------
Period, Seller covenants that after its execution of this Agreement neither it nor its Affiliates will make any further bids or offers with respect to the Property, renegotiate this Agreement to increase the Closing Purchase Price

                                                             Page 55 of 64 Pages

hereunder, or otherwise participate directly or indirectly in the post-Agreement marketing of the Property in any manner whatsoever.


                                   ARTICLE XII

                              RIGHT OF FIRST OFFER

          12.1  First  Offer.  Seller  hereby  grants  to Buyer a right of first
                ------------
offer to purchase from Seller the undeveloped parcels of real property (each a "ROFO Parcel") adjoining the Projects identified on Schedule S-12.1 hereof which
 -----------                                                 ------
Seller proposes to resell after the Agreement Date and before the first to occur (the "First Offer Term") of (a) five (5) years after the Closing Date, (b)
       ------------------
completion of construction thereon of a building or buildings suitable for occupancy or (c) the sale by the Buyer of all or substantially all of the Project to which the ROFO Parcel is related; it being understood and agreed that the right of first offer hereunder will terminate with respect to all or any portion of a ROFO Parcel for which no Resale Offer (as hereinafter defined) is in effect as of the expiration of the First Offer Term. Before Seller offers, or enters into any agreement, to sell any ROFO Parcel, Seller will first deliver to Buyer written notice of Seller's intention (a "ROFO Offer"), the identity of the
                                               ----------
purchaser  and the price (the "Offer  Price") and terms at and upon which Seller
                               ------------
proposes to sell the ROFO Parcel , and Buyer will have a period of twenty (20) days after receipt thereof (the "Offer Period") within which to deliver to
                                    -------------
Seller written notice (a "Purchase Notice") of Buyer's agreement to purchase the
                          ---------------
ROFO Parcel from Seller in accordance with the terms and conditions set forth in the Resale Offer, for a cash purchase price equal to the Offer Price. If Buyer fails timely to deliver a Purchase Notice, or waives its right to purchase, within the Offer Period, Seller may sell the ROFO Parcel at any time within a period (the "Sale Period") of six (6) months after expiration of the Offer
              ------------
Period at a price and upon terms no more favorable to the purchaser than those set forth in the ROFO Offer. If, at any time and from time to time within the Sale Period, Seller proposes to sell the ROFO Parcel at a price or upon terms more favorable to the purchaser than those set forth in the ROFO Offer, Seller will deliver notice to Buyer of such price and terms and Buyer will have a period of fifteen (15) days after receipt of such notice within which to submit to Seller a Purchase Notice as set forth above; and if Seller has not sold the ROFO Parcel within the Sale Period, Buyer's right of first offer herein set forth will be reinstated and remain in full force and effect for the remainder of the First Offer Term as if Seller had not theretofore made an original ROFO Offer to Buyer.

          12.2  Lender  Requirement.  Notwithstanding  the  provision of Section
                -------------------
12.1 above,  or any other  provision of this  Agreement to the contrary,  in the
----
event that Lender requires, as a condition to closing the Loan pursuant to the Loan Commitment, that Buyer purchase one or more ROFO Parcels ("Required ROFO
                                                                   -------------
Parcels"),  Buyer agrees to purchase  from Seller,  and Seller agrees to sell to
-------
Buyer, the Required ROFO Parcels for a purchase price equal to the fair market value thereof as established by agreement between Seller and Buyer, or if Seller and Buyer are unable to agree upon such fair market value within five (5) days after notification by Lender of the requirement to acquire the Required ROFO Parcels, by arbitration pursuant to Section 12.3 hereof. Such arbitration(s)
                                              ----
will be conducted in the city in which the affected ROFO  Parcel(s) are located,

                                                             Page 56 of 64 Pages

and will be completed within thirty-five (35) days after notification by Lender of the requirement to acquire the Required ROFO Parcels. Seller will convey good and marketable title to the Required ROFO Parcels, free and clear of liens and encumbrances, by special warranty deed in the form attached to this Agreement as Form F-1. Title insurance and surveying costs, recording taxes and fees will be borne in accordance with the standard commercial practice prevailing in the applicable market.

          12.3  Arbitration. (a) If any matter is to be submitted to arbitration
                -----------
pursuant to the provisions of the foregoing  Section 12.2, the arbitration  will
                                                     -----
be governed by the rules of the American Arbitration Association and will be conducted in Miami, Florida. Each arbitrator will be a disinterested MAI real estate appraiser having at least 20 years experience in appraising real property in the area of the ROFO Parcel which is the subject of the arbitration. If, within thirty (30) days after the call for arbitration, the parties are able to agree upon a single arbitrator, the decision of such arbitrator will be final. If the parties are not able to agree on a single arbitrator, each party will appoint an arbitrator, and the two arbitrators thus appointed will appoint a third arbitrator, and the decision of a majority of three arbitrators will be binding. Each party will bear the expenses of its own arbitrator, and the expenses of a common arbitrator, or third arbitrator, will be shared equally by the parties.

                    (b) Notwithstanding the provisions of the foregoing Section 12.3(a), in the event the parties are unable to agree upon the fair market value
-------
of a ROFO Parcel and there is not time, within the time limits set forth in said
Section 12.3(a),  to conclude an arbitration  prior to the Closing Date, each of
        -------
Seller and Buyer promptly will select a disinterested licensed Realtor having at least 20 years experience as a licensed real estate broker in the area of the ROFO Parcel to be valued, and the two Realtors thus appointed will appoint a third similarly qualified and experienced Realtor, and the 3 Realtors thus appointed will by majority agreement set the Closing fair market value of the ROFO Parcel. After Closing, either party may dispute the decision of the Realtors and invoke the arbitration procedures set forth in Section 12.3(a), in which event the purchase price of the purchased ROFO Parcel will be adjusted by additional cash payment by Buyer to Seller, or cash refund from Seller to Buyer, as applicable, within ten (10) days after the decision of the arbitrators is announced.

          12.4  Separation of ROFO Parcels.  Seller and Buyer  acknowledge  that
                --------------------------
one or more of the ROFO Parcels are presently embodied within adjoining Land and/or not separately surveyed and legally described, and that therefore, prior to Closing, Seller must cause surveys and legal descriptions of the ROFO Parcels to be prepared subject to Buyer's approval, which approval will not be unreasonably withheld (it being agreed that Buyer will not be unreasonable in failing to approve any matter which Lender will not approve); and, to the extent that a ROFO Parcel is currently embodied within adjoining Land, to modify the survey and legal description of such Land to exclude the ROFO Parcel. Seller shall bear all costs of separation of the ROFO Parcels from the adjoining Land, including reasonable expenses incurred by Buyer and all costs and expenses of preparing surveys and legal descriptions.

          Further, Seller and Buyer acknowledge that separation of a ROFO Parcel from adjoining Land, or separation of the ownership of Land and an adjoining ROFO Parcel, may require agreements between the owner of the Land and ROFO

                                                             Page 57 of 64 Pages

Parcel, and/or owners of neighboring property, in order to assure that the separation of the Land and ROFO Parcel will not materially adversely affect the ownership, use or development of the remaining parcel of Land. Such agreements might include, without limitation, reciprocal easement and operating agreements; cross parking agreements; easements for access, utilities or drainage; joint maintenance agreements; and so forth. Further, separation of a ROFO Parcel from existing Land would require obtaining a separate tax folio number for the Land and ROFO Parcel, or otherwise assuring that the Land and ROFO Parcel will be treated as separate tax lots. Within a period of thirty (30) days after the Agreement Date, Seller will prepare for Buyer's approval, which approval will not be unreasonably withheld (it being agreed that Buyer will not be unreasonable in failing to approve any matter which Lender will not approve), proposed documents and agreements to support the separation of any ROFO Parcel currently embodied in a parcel of Land, and to support the separate ownership of a ROFO Parcel and any adjoining parcel of Land, and Seller and Buyer will make a diligent good faith effort to finalize such documents within five (5) days prior to closing. Seller and Buyer will cooperate in identifying and resolving any issues which need to be addressed in order to accommodate such separation or separate ownership.

          Notwithstanding the foregoing, in the event that despite diligent good faith efforts Seller and Buyer are unable to obtain any governmental approval necessary for, or to agree upon the terms and conditions of, separation of any ROFO Parcel from the parcel of Land by which it is embodied, or separation of the ownership of any ROFO Parcel and any adjoining parcel of the Land, Seller will convey such ROFO Parcel together with the Land at Closing, and Buyer will agree (and record in the public records, together with the applicable deed of conveyance, evidence of such agreement) to reconvey such ROFO Parcel, without consideration, immediately upon obtaining the necessary approval or agreement upon the terms and conditions of separation, as the case may be; and in such event, Seller and Buyer will cooperate, and make a diligent good faith effort, as soon as possible to obtain the required approvals, and to agree upon terms and conditions, in order to reconvey the ROFO Parcel to Seller. Seller will pay all reasonable costs, including transfer taxes, of such reconveyance, and will indemnify and hold Buyer harmless from and against any Damages related to arising out of Buyer's ownership of such ROFO Parcel prior to reconveyance except to the extent due to Buyer's misfeasance or malfeasance. At such time that the governmental approval necessary for, or the Seller and Buyer have agreed upon the terms and conditions of, separation of the ROFO Parcel from the Land in which it is embodied, or separation of the ownership of any ROFO Parcel and any adjoining parcel of Land, Buyer will reconvey any such ROFO Parcel in substantially the same physical and legal condition as existed at the time of the Closing.


                                  ARTICLE XIII

                                  MISCELLANEOUS

          13.1  Confidentiality.  The existence  and contents of this  Agreement
                ---------------
and the matters  disclosed by any due  diligence  review  undertaken by Buyer in

                                                             Page 58 of 64 Pages

connection with the transactions herein contemplated and any additional information furnished by Seller to Buyer hereunder from time to time will be kept confidential and will not be disclosed to any third parties without the consent of both parties hereto, except for any disclosure that may be required by law to be made to Buyer's Affiliates, investors, accountants, lenders, lawyers and experts (including, without limitation, appraisers, title agents, surveyors and engineers) and any applicable governmental or quasi-governmental authorities. Neither party is responsible for the actions of third parties as to the disclosure of confidential information, but each party agrees to inform their accountants, lenders, attorneys and other consultants of the confidentiality of this transaction and all such other information and, upon request of the other, agrees to use reasonable efforts to obtain confidentiality agreements from such third parties.

          13.2  Intentionally Deleted.
                ---------------------

          13.3  Assignment.  Neither Buyer, on the one hand, nor Seller,  on the
                ----------
other hand, may assign its rights under this Agreement without first obtaining the other's written approval, which approval will not be unreasonably withheld; provided, however, that Buyer may assign its rights under this Agreement to an
--------   -------
Affiliate without the consent of Seller.

          13.4  Tax Reduction Proceedings.
                -------------------------

                    (a) Both before and after Closing, Seller will continue to have the exclusive right to initiate, prosecute, withdraw, settle or otherwise compromise in the manner it deems appropriate any protest or reduction proceeding affecting ad valorem taxes assessed against the Property (a "Tax
                                                                             ---
Reduction  Proceeding")  for years  prior to the year in which the Closing is to
---------------------
occur and Seller or its assigns will have the exclusive right to receive all real estate tax refunds attributable to, and to be reimbursed by Buyer for all real estate tax credits attributable to, the year prior to the year in which the Closing is to occur; provided, however that any such credits shall first be applied to any amounts required to be credited to Tenants pursuant to the terms of their respective leases.

                    (b) Both before and after Closing, Seller will continue to have the exclusive right to prosecute, but will not have the right to withdraw, settle or otherwise compromise without the written consent of Buyer, which consent will not be unreasonably withheld, any Tax Reduction Proceeding initiated prior to the Closing Date for the year in which the Closing is to occur. If, as of the Closing Date, Seller has not initiated a Tax Reduction Proceeding for the year in which the Closing occurs, either Seller or Buyer may thereafter do so; provided, however, that (i) Seller will first notify Buyer of its intent to do so and will not initiate such a Tax Reduction Proceeding if Buyer initiates the same within thirty (30) days after such notice; (ii) Buyer will notify Seller promptly after Buyer has initiated such a Tax Reduction Proceeding; and (iii) the party initiating such a Tax Reduction Proceeding will not withdraw, settle or otherwise compromise the same without the prior written consent of the other party hereto, which consent will not be unreasonably withheld. All ad valorem tax refunds and credits received after the Closing Date which are attributable to the year during which the Closing occurs will be apportioned between the Seller and Buyer as of the Closing Date, after deducting expenses of collection thereof (including reasonable attorneys' fees and

                                                             Page 59 of 64 Pages

disbursements) and crediting such refunds and credits to Tenants pursuant to the terms of their respective leases.

          13.5  Notices.  Any notice pursuant to this Agreement will be given in
                -------
writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee has designated by written notice sent in accordance herewith, and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

                  If to Seller:
                  ------------

                           Koger Equity, Inc.
                           433 Plaza Real
                           Suite 335
                           Boca Raton, FL  33432
                           Attn:  Thomas J. Crocker
                           Telecopy:  (561) 394-7712
                           Telephone:  (561) 395-9666

                  with copy to Seller's counsel:

                           White & Case
                           First Union Financial Center
                           Suite 2400
                           Two South Biscayne Boulevard
                           Miami, Florida  33131
                           Attention:  H. William Walker, Jr.
                           Telecopy:  (305) 358-5744
                           Telephone:  (305) 371-2700

                  If to Buyer:
                  -----------

                           c/o Apollo Real Estate Advisors
                           1301 Avenue of the Americas
                           New York, NY  10019
                           Attention:  John R.S. Jacobsson
                           Telecopy:  (212) 515-3283
                           Telephone:  (212) 515-3200

                                                             Page 60 of 64 Pages

                  with a copy to Buyer's counsel:
                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           590 Madison Avenue
                           New York, New York  10019
                           Attention:  Louis Vitali
                           Telecopy:  (212) 872-1002
                           Telephone:  (212) 872-1000


          13.6  Modifications.  This Agreement cannot be changed orally,  and no
                -------------
executory agreement will be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

          13.7  Tenant  Notification  Letters.  Buyer  will  deliver to each and
                -----------------------------
every tenant of the Property under a Lease thereof a signed statement acknowledging Buyer's receipt and responsibility for each tenant's security deposit (to the extent delivered by Seller to Buyer at Closing), if any, all in compliance with and pursuant to the applicable provisions of applicable law. The provisions of this paragraph will survive Closing.

          13.8  Calculation  of Time Periods.  Unless  otherwise  specified,  in
                ----------------------------
computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period will run until the end of the next day which is a Business Day. The final day of any such period will be deemed to end at 5 p.m., local time.

          13.9  Successors  and  Assigns.  The  terms  and  provisions  of  this
                ------------------------
Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

          13.10 Entire  Agreement.  This  Agreement,   including  the  Exhibits,
                -----------------
Schedules, certificates, instruments and documents delivered herewith, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

          13.11 Further  Assurances.  Each  party  agrees  that it will  without
                --------------------
further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Buyer will, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller and received by Buyer with respect to the Property. The provisions of this Section 13.11 will survive Closing.

          13.12 Counterparts.  This  Agreement may be executed in  counterparts,
                ------------
and all such executed counterparts will constitute the same agreement.

                                                             Page 61 of 64 Pages


          13.13 Severability.  If any provision of this  Agreement is determined
                ------------
by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will nonetheless remain in full force and effect.

          13.14 Applicable  Law.  This  Agreement is governed by the laws of the
                ---------------
State of New York, except with respect to remedies governed by the law of the jurisdiction in which an individual Property is situated.

          13.15 No Third Party Beneficiary. The provisions of this Agreement and
                --------------------------
of the documents to be executed and delivered at Closing are and will be for the benefit of Seller, Buyer only and are not for the benefit of any third party, and accordingly, no third party will have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

          13.16 Exhibits and  Schedules.  The  Schedules  and Exhibits  attached
                -----------------------
hereto are hereby deemed to be an integral part of this Agreement.

          13.17 Captions.  The section headings  appearing in this Agreement are
                --------
for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

          13.18 Construction. The parties acknowledge that the parties and their
                ------------
counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

          13.19 Termination of Agreement. This Agreement may be terminated prior
                ------------------------
to the Closing:

                    (a)  by  Buyer,  pursuant  to  Section  4.7(d),  7.1 or 7.2;

                    (b)  by Buyer,  pursuant to Section  3.4,  4.7(c) or 5.4(e);

                    (c)  by Buyer, pursuant to Section 4.7(e);

                    (d)  by Buyer, pursuant to Section 6.2;

                    (e)  by Seller, pursuant to Section 4.8(d);

                    (f)  by Seller, pursuant to Section 4.8(a) or 5.4(e);

                    (g)  by Seller,  pursuant  to Section  4.8(b) as a result of
                                                           ------
Buyer's breach of a representation or warranty contained in Section 5.6(h);
                                                                    ------

                    (h)  by Seller, pursuant to Section 4.8(b) or (c) other than
                                                        ------
as a result of Buyer's  breach of a  representation  or  warranty  contained  in
Section 5.6(h); and
        ------

                                                             Page 62 of 64 Pages

                    (i)  by Seller, pursuant to Section 6.1.

          13.20 Effect of Termination.
                ---------------------

                    (a)  If this Agreement is terminated pursuant to:

                         (i)  Section  13.19(b)  hereof,  then  within  ten (10)
                                       --------
Business Days of such termination Seller shall pay to Buyer, by wire transfer in immediately available funds, Buyer's Expenses;

                         (ii) Section  13.19(c)  hereof,  then  within  ten (10)
                                       --------
Business Day of such termination, Buyer shall pay to Seller by wire transfer in immediately available funds, Seller's Expenses;

                         (iii)Section 13.19(d) hereof,  then Seller shall pay to
                                      --------
Buyer the Default Fee plus Buyer's Expenses, and such payment shall be made in accordance with Section 6.2 hereof;

                         (iv) Section  13.19(f)  hereof,  then  within  ten (10)
                                       --------
Business Days of such termination, Seller shall pay to Buyer, by wire transfer in immediately available funds, Buyer's Expenses;

                         (v)  Section  13.19(g)  hereof,  then  within  ten (10)
                                       --------
Business Days of such termination Buyer shall pay to Seller, by wire transfer in immediately available funds, the Default Fee plus Seller's Expenses;

                         (vi) Section  13.19(h)  hereof,  then  within  ten (10)
                                       -------
Business Days of such termination Buyer shall pay to Seller by wire transfer of immediately available funds Seller's Expenses and Seller shall be entitled to pursue indemnification pursuant to Section 5.7; or

                         (vii)Section 13.19(i)  hereof,  then Buyer shall pay to
                                      --------
Seller either (A) Seller's Expenses, or (B) the Default Fee plus Seller's Expenses, as applicable under Section 6.1 hereof, and such payment shall be made in accordance with said Section 6.1.

                    (b)  Notwithstanding  any  amounts  due  and  payable  under
Section  13.20(a)  hereof,  if this  Agreement is terminated  for any reason set
         --------
forth in Section 13.19 hereof,  then this Agreement shall be of no further force
                 -----
and effect, except for any provision which expressly survives a termination of this Agreement, including, without limitation, the indemnification obligation set forth in Section 8.1 and the confidentiality obligation set forth in Section
                     ---
13.1 hereof.
----

          13.21 No Recordation.  Except as otherwise  required by law, including
                --------------
any filings required to be made with the Commission, neither this Agreement nor any memorandum of the terms hereof will be recorded or otherwise placed of public record and any breach of this covenant will, unless the party not placing

                                                             Page 63 of 64 Pages

same of record is otherwise in default hereunder, entitle the party not placing same of record to pursue its rights and remedies under Article VI.

                         [Signatures on following page]

                                                             Page 64 of 64 Pages

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Agreement Date.

             SELLER:

             KOGER EQUITY, INC., a Florida corporation


             By: /S/THOMAS J. CROCKER
                -----------------------------------------------------------
             Name: THOMAS J. CROCKER
                  ---------------------------------------------------------
             Title:
                   --------------------------------------------------------
             Date: AUGUST 23, 2001
                  ---------------------------------------------------------



             BUYER:

             AREIF II REALTY TRUST, INC., a Maryland corporation


             By: /S/ JOHN R.S. JACOBSSON
                -----------------------------------------------------------
             Name: JOHN R.S. JACOBSSON
                  ---------------------------------------------------------
             Title: VICE PRESIDENT
                   --------------------------------------------------------
             Date: AUGUST 23, 2001
                  ---------------------------------------------------------